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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Multi-Color Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MULTI-COLOR CORPORATION

4053 CLOUGH WOODS DRIVE

BATAVIA, OHIO 45103

Dear Shareholder:

We invite you to attend our annual meeting of shareholders at 10:30 a.m. Eastern Time on Wednesday, August 8, 2018 at the Multi-Color Corporate Offices, 4053 Clough Woods Drive, Batavia, Ohio 45103. After the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and provides information about our director candidates.

Your vote is important. Whether or not you plan to attend, please vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. You may also request a paper proxy card to submit your vote by mail, if you prefer. If you do attend the meeting, you may vote your shares in person.

Sincerely yours,

Nigel Vinecombe

Executive Chairman of the Board

June 29, 2018

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS OF MULTI-COLOR CORPORATION

TIME:	10:30 A.M., EASTERN TIME

DATE:	WEDNESDAY, AUGUST 8, 2018

PLACE:	MULTI-COLOR CORPORATE OFFICES
4053 CLOUGH WOODS DRIVE
BATAVIA, OHIO 45103

PURPOSE:

1.	Elect nine directors.

2.	Ratify the appointment of Grant Thornton LLP as Multi-Color’s independent registered public accountants for the fiscal year ending March 31, 2019.

3.	Conduct an advisory vote to approve Multi-Color’s executive compensation as presented in the accompanying proxy statement.

4.	Amend Multi-Color’s 2012 Stock Incentive Plan to increase the amount of equity awards that can be awarded to non-employee directors.

5.	Conduct of other business, if properly raised.

We are pleased to take advantage of Securities and Exchange Commission rules that permit issuers to furnish proxy materials to their shareholders on the Internet. We believe that the e-proxy process expedites shareholders’ receipt of proxy materials, while lowering printing and delivery costs and reducing the environmental impact of our annual meeting.

On June 29, 2018, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions to allow shareholders to access our proxy statement and Annual Report on Form 10-K on the Internet, as well as vote online. The Notice of Internet Availability of Proxy Materials also provides information about requesting a paper copy of our proxy materials. Only shareholders of record on June 13, 2018 may vote at the meeting.

Sharon E. Birkett

Vice President, Chief Financial Officer and Secretary

June 29, 2018

YOUR VOTE IS IMPORTANT! EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

4053 CLOUGH WOODS DRIVE

BATAVIA, OHIO 45103

PROXY STATEMENT

GENERAL INFORMATION

Time and Place of 2018 Annual Meeting

The 2018 annual meeting of shareholders of Multi-Color Corporation (“Multi-Color” or the “Company”) will be held on Wednesday, August 8, 2018, at 10:30 a.m. Eastern Time at the Multi-Color Corporate Offices, 4053 Clough Woods Drive, Batavia, Ohio 45103.

Record Date

Shareholders of Multi-Color Corporation as shown on our stock register on June 13, 2018, may vote at the meeting. As of that date, Multi-Color had 20,473,349 Common Shares issued and outstanding.

First Mailing Date of Notice

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to shareholders on or about June 29, 2018. The Notice contains instructions to allow shareholders to access our Proxy Statement and Annual Report on Form 10-K on the Internet, as well as vote online or by telephone. The Notice also provides information about requesting a paper copy of our proxy materials.

Information About Voting

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

There are three ways to vote by proxy:

• By Telephone - You can vote by telephone by following the instructions on our proxy card;

• By Internet - You can vote over the Internet at www.edocumentview.com/LABL by following the instructions on the Notice; or

• By Mail - The Notice includes instructions for requesting a paper copy of our proxy materials, including a proxy card. If you request and receive a paper proxy card, you can vote by signing, dating and returning the proxy card.

Telephone and Internet voting facilities for shareholders of record will be available until 1:00 a.m. (Eastern Time) on August 8, 2018. If you hold your shares under the Multi-Color Corporation 401(K) Savings Plan, your voting instructions for those shares must be received by 1:00 a.m. (Eastern Time) on August 3, 2018, to allow sufficient time for voting by the administrator of the plan.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote the shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy and bring it to the annual meeting in order to vote.

All proxies will be voted in accordance with the instructions specified. If you execute and return your proxy but do not specify how to vote, we will vote your shares in favor of: (1) the election of all nominees for director proposed by the Board; (2) ratification of the appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ending March 31, 2019; (3) advisory approval of our executive compensation. Management does not know of any other matters to be presented for action at the annual meeting; and (4) approval of an amendment to our 2012 Stock Incentive Plan to increase the amount of equity awards that can be awarded to non-employee directors. If any other matters properly come before the annual meeting, however, the proxies will vote such matters in their discretion.

Proxies

A proxy is your legal designation of another person to vote the shares you own at the annual meeting. By completing and returning the proxy card(s), which identifies the individuals or trustees authorized to act as your proxy, you are giving each of those individuals authority to vote your shares as you have instructed. By voting via proxy, each shareholder is able to cast his or her vote without having to attend the annual meeting in person.

Voting a Proxy

If you complete, sign, date, and return your proxy card(s) or vote by telephone or by using the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your shares will be voted for each of the proposals as the Board recommends.

Revoking a Proxy

You may revoke your proxy before it is voted by (1) submitting a new proxy with a later date; (2) voting in person at the annual meeting; (3) granting a subsequent proxy through the Internet or telephone; or (4) notifying Multi-Color’s Secretary in writing at Multi-Color Corporation, 4053 Clough Woods Drive, Batavia, Ohio 45103.

Receiving More Than One Proxy

You will receive multiple proxy cards if you hold your shares in different ways (e.g., trusts, custodial accounts, joint tenancy) or in multiple accounts. If your shares are held by a broker or bank (i.e., in “street name”), you will receive your proxy card and other voting information from your broker, bank, trust, or other nominee. It is important that you complete, sign, date, and return each proxy card you receive, or vote using the telephone, or by using the Internet (as described in the instructions included with your proxy card(s) or in the Notice of Internet Availability of Proxy Materials).

Holding Shares in “Street Name”

The terms “street name shareholder” and “registered shareholder” are terms used to describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a “registered shareholder.” If your shares are held in the name of a broker, bank, trust, or other nominee as a custodian, you are a “street name shareholder”.

Solicitation

The proxies are being solicited by Multi-Color’s Board of Directors. All expenses of Multi-Color in connection with this solicitation will be borne by Multi-Color. Solicitation will be made principally by the Internet and mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to Multi-Color. Multi-Color will request brokers and other nominees who hold Common Shares in their names to solicit proxies from the beneficial owners and will pay the standard charges and expenses associated with that solicitation.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Multi-Color are not voted and do not count for this purpose.

Votes Needed

With respect to the election of directors, you may vote “for” or “against” each of the nominees or you may “abstain” from voting for one or more of the nominees. The affirmative vote of a majority of votes cast is required for the election of directors. A majority of votes cast shall mean that the number of shares voted “for” a nominee’s election exceeds fifty percent (50%) of the number of votes cast with respect to that nominee’s election. Votes cast shall include direction to withhold authority. Abstentions and broker non-votes are not considered votes cast and will have no effect on the election of directors. If a director-nominee is not elected by a majority of votes cast, such director shall offer to tender his or her resignation to the Board of Directors. The Board of Directors will, within ninety (90) days following certification of the election results, decide whether to accept or reject such director’s resignation and publicly disclose its decision and the rationale for such decision. Notwithstanding the foregoing, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast. While the vote on executive compensation is non-binding and advisory, the favorable vote of a majority of the eligible votes cast on this proposal is required for the non-binding advisory approval of our executive compensation. Abstentions will have the same effect as not expressing a preference. The amendment of the 2012 Stock Incentive Plan to increase the amount of equity awards that can be awarded to non-employee directors requires the affirmative vote of a majority of the votes cast. Any other matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of the votes cast.

Abstentions are counted for quorum purposes. Any proxies submitted by brokers who do not indicate a vote for at least one proposal because they do not have discretionary authority and have not received instructions as to how to vote will not count for quorum purposes. Pursuant to current regulations, brokers have discretionary authority with respect to the ratification of the appointment of the auditors, but do not have discretionary authority with regard to election of directors or the vote on executive compensation.

Where to Find Voting Results

We will announce preliminary voting results at the annual meeting. We will also publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four (4) business days after the annual meeting.

MULTI-COLOR CORPORATION - 2018 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. You should read the entire proxy statement carefully before voting.

General Information

Meeting:

Annual Meeting of Shareholders

Date: August 8, 2018

Time: 10:30 a.m. Eastern Time

Location:

Multi-Color Corporate Offices, 4053

Clough Woods Drive Batavia, Ohio

45103

Record Date: June 13, 2018

Common Shares Outstanding:

20,473,349

Stock Symbol: LABL

Exchange: NASDAQ

State of Incorporation: Ohio

Corporate Website:

www.mcclabel.com

Items to be Voted On

1. Election of 9 Directors

Alexander Baumgartner

Ari J. Benacerraf

Robert R. Buck

Charles B. Connolly

Michael J. Henry

Robert W. Kuhn

Roland Lienau

Vadis A. Rodato

Nigel A. Vinecombe

2. Ratification of Independent Registered Public Accountants

3. Advisory Vote to Approve Executive Compensation

4. Amendment to the 2012 Stock Incentive Plan to Increase Director Equity Awards

Corporate Governance

Director Term: One year

Director Election Standard: Majority vote

Board Meetings in 2018: 8

Board Committees (Meetings in 2018):

Audit (4), Nominating (2),

Compensation (2)

Corporate Governance Materials:

www.mcclabel.com - Investors -

Corporate Governance

Company Communications

Company Secretary: By mail to:

Sharon E. Birkett

Vice President, Chief Financial Officer and Secretary

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

Board: By mail to:

Nigel A. Vinecombe

Executive Chairman of the Board

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance at a Glance
• 3 fully independent Committees of the Board: Audit and Finance, Compensation and Organization Development and Nominating and Corporate Governance
• Specified retirement age for directors of 75 years of age
• Independent directors meet in Executive Session after each regularly scheduled Board meeting
• Annual Board and Committee self-assessments
• Annual election of all directors
• Significant share ownership requirements for directors and senior executives
• Annual advisory vote on executive compensation
• CEO and Board Chairman roles are separated
• 9 director nominees; 6 are independent
• Highly qualified directors with a diversity of skills and experiences

Code of Ethics

Multi-Color has Standards of Business Conduct and a Code of Ethics applicable to all associates, officers, directors and agents of Multi-Color and its subsidiaries, including the Chief Executive Officer and Chief Financial Officer. A copy of the Standards of Business Conduct and Code of Ethics is available in the Investor Relations section of Multi-Color’s website (www.mcclabel.com). Multi-Color will post any amendments to and any waivers from the Standards of Business Conduct and Code of Ethics, as required by applicable federal securities laws and NASDAQ listing standards, at the same location on its website.

Director Independence

The Board of Directors has determined that Alexander Baumgartner, Ari J. Benacerraf, Robert R. Buck, Charles B. Connolly, Robert W. Kuhn and Robert Lienau are “independent” as defined by applicable federal securities laws and NASDAQ listing standards. Messrs. Benacerraf, Buck and Connolly served for all of fiscal 2018.

Shareholder Communication with the Board

The Board of Directors has adopted procedures for shareholders to send written communications to the Board as a group. Communications must be clearly addressed either to the Board of Directors, a committee of the Board or any or all of the independent directors, and sent to either of the persons listed under “2018 Proxy Statement Summary — Company Communications”, who will forward any communications except for spam, junk mail, mass mailings, resumes, job inquiries, surveys, business solicitations or advertisements, or patently offensive, hostile, threatening or otherwise unsuitable or inappropriate material.

Approval of Related Party Transactions

The Company’s Standards of Business Conduct and Code of Ethics provide that any proposed transactions between the Company and any director or executive officer, family member of any director or executive officer, or any entities in which any such person has a material interest must receive the prior approval of the Audit and Finance Committee.

The Charter of the Audit and Finance Committee states that the Audit and Finance Committee has the responsibility to review and approve all related party transactions as provided in the NASDAQ listing standards. In addition, the Audit and Finance Committee is required to review and investigate, as appropriate, any matters pertaining to the integrity of officers, directors and employees, including conflicts of interest, or adherence to the Company’s Standards of Business Conduct and Code of Ethics.

Multi-Color and its subsidiaries engage Minter Ellison, a legal firm based in South Africa, for a variety of legal services. Vadis Rodato, who served Multi-Color as CEO and President through December 31, 2017, is the brother-in-law of Andrew Corletto, a partner in the Minter Ellison firm. Multi-Color paid the firm fees of $255,000 during the fiscal year ended March 31, 2018. Mr. Corletto does not receive any direct compensation from fees paid by Multi-Color to the firm. This transaction was approved by the Audit and Finance Committee.

Leadership Structure

The roles of Chief Executive Officer and Chairman of the Board are separate roles at the Company. The Board believes this structure is in the best interest of the Company because it allows the Chief Executive Officer to focus on the day-to-day operation of the Company’s business and the Chairman of the Board to focus on the leadership of the Board of Directors, mergers and acquisitions, and investor relations.

Board Role in Risk Management

Day-to-day risk management is the responsibility of management, but the Board of Directors has overall responsibility for the oversight of risk management. The oversight responsibility of the Board is supported by Company management and risk management processes. Key factors supporting risk management of the Company include strong Board and management commitments to risk management and effective communication, including communication between the Board and management.

Duties of the Board of Directors; Board and Committee Meetings

The Board of Directors oversees the management of Multi-Color on your behalf. The Board reviews Multi-Color’s long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage Multi-Color’s business day-to-day, and evaluating his performance. The Board also reviews development and succession plans for Multi-Color’s top executives.

Multi-Color’s Code of Regulations requires that the Board consist of at least three members with the exact number to be established by shareholders or the Board. The Board has established a Board consisting of nine directors for the upcoming fiscal year.

The Board met eight times during the 2018 fiscal year. Mr. Baumgartner was appointed to the Board in the middle of the fiscal year and was able to attend only one of the two scheduled meetings for the remainder of the year. The remaining directors attended at least 75% of meetings held by the Board during their tenure in the 2018 fiscal year and the annual meeting of shareholders held on August 9, 2017. Multi-Color expects each of its directors to attend each annual meeting of shareholders absent a significant personal or business conflict. The Board convened four executive sessions last year. Executive sessions are generally scheduled in conjunction with regularly scheduled Board meetings.

Duties and Current Members of Board Committees

Independent Directors	Audit and Finance Committee	Compensation and Organization Development Committee	Nominating and Corporate Governance Committee
Alexander Baumgartner		☑
Ari J. Benacerraf		¶	☑
Robert R. Buck ◇	☑	☑
Charles B. Connolly ◇	☑		¶
Robert W. Kuhn ◇	¶	☑
Roland Lienau		☑	☑
¶ - Committee Chair ☑ - Committee Member ◇ - Financial Expert

The Board appoints committees to perform its duties more effectively. Board committees are able to consider key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board has established the Audit and Finance Committee (“Audit Committee”), Nominating and Corporate Governance Committee (“Nominating Committee”) and Compensation and Organization Development Committee (“Compensation Committee”). The Charters of the Audit Committee, Nominating

Committee and Compensation Committee are available in the Investor Relations section of Multi-Color’s website (www.mcclabel.com).

The Audit Committee assists the Board in fulfilling its responsibilities relating to the Company’s accounting, reporting practices, compliance with legal and regulatory requirements, and the quality and integrity of Multi-Color’s financial reports. The Audit Committee oversees the accounting and financial reporting processes of Multi-Color and the audit of Multi-Color’s financial statements. It reviews the scope and adequacy of Multi-Color’s internal accounting and financial controls, reviews the scope and results of the audit plan of Multi-Color’s independent registered public accountants and reviews Multi-Color’s financial reporting activities and the accounting standards and principles followed. The Audit Committee oversees the procedures for the receipt, retention and treatment of any complaints received regarding accounting, internal accounting controls or auditing matters and the confidential submission by employees of any concerns regarding questionable accounting or auditing matters. The Audit Committee also selects and engages Multi-Color’s independent registered public accountants and pre-approves their fees.

The Board has determined that all current members of the Audit Committee, Robert W. Kuhn (Chairman), Robert R. Buck and Charles B. Connolly, satisfy the standards of “independence” required of audit committee members under applicable federal securities laws and NASDAQ listing standards. In addition, the Board has concluded that Messrs. Kuhn, Buck and Connolly are “audit committee financial experts” within the meaning of applicable federal securities laws and are financially literate under NASDAQ listing standards. The Audit Committee met four times during the 2018 fiscal year. All members attended at least 75% of the Audit Committee meetings.

The Nominating Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing, implementing and monitoring the effectiveness of Multi-Color’s corporate governance guidelines. A copy of Multi-Color’s corporate governance guidelines is available in the Investor Relations section of Multi-Color’s website (www.mcclabel.com).

The Board has determined that all members of the Nominating Committee satisfy the standards of “independence” under applicable federal securities laws and NASDAQ listing standards. The Nominating Committee members are Charles B. Connolly (Chairman), Ari J. Benacerraf and Roland Lienau. The Nominating Committee met two times during the last fiscal year.

The Compensation Committee is responsible for establishing Multi-Color’s compensation philosophy and assuring that directors, executives and key management personnel are effectively compensated in terms that are motivating, internally equitable, externally competitive and aligned with the short-term and long-term interests of shareholders. The Compensation Committee approves all compensation of executive officers, administers Multi-Color’s executive incentive compensation plans, sets the criteria for awards under incentive compensation plans and determines whether such criteria have been met. The Compensation Committee also oversees the policies and practices of Multi-Color that advance its organizational development, including those designed to achieve the most productive engagement of Multi-Color’s workforce and the attainment of greater diversity.

The Compensation Committee has evaluated Multi-Color’s current compensation policies and practices and determined that they do not encourage excessive risk-taking. As a result, the Compensation Committee believes that the risks relating to Multi-Color’s compensation policies and practices, including those applicable to non-executive officers, are not reasonably likely to have a material adverse effect on Multi-Color. The Compensation Committee will evaluate the risks associated with the Company’s compensation policies and practices on an annual basis.

The Board has determined that all members of the Compensation Committee satisfy the standards of “independence” under applicable federal securities laws and NASDAQ listing standards. The Compensation Committee members are Ari J. Benacerraf (Chairman), Alexander Baumgartner, Robert R. Buck, Robert W. Kuhn and Roland Lienau. The Compensation Committee met two times during the 2018 fiscal year.

Director Nomination Process

Directors are elected each year by shareholders at the annual meeting. The Nominating Committee leads the search for individuals qualified to become members of the Board and selects director nominees to be presented for approval by the Board and shareholders at the annual meeting of shareholders.

The Nominating Committee selects nominees who have high personal and professional integrity, have demonstrated exceptional ability and judgment and who are effective, in conjunction with the other nominees and members of the Board, in collectively serving the interests of shareholders. Other than an age limit of 75 set by our Board for election of directors, the Committee has not established specific minimum qualifications for director candidates.

The Committee has no specific or formulaic diversity policy or requirement. However, when selecting director nominees, the Committee considers the make-up of the Board as a whole and favorably views Board diversity with respect to the following attributes: professional and life experience, education, skills, age, race and gender.

Shareholders may propose nominees for election as directors. The Nominating

Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders because Ohio law and the Company’s Amended and Restated Code of Regulations (the “Regulations”) afford shareholders certain rights related to such matters. The Regulations provide that the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board and candidates nominated at the meeting by a shareholder who has complied with the procedures set forth in the Regulations. The Regulations provide that only candidates nominated by or at the direction of the Board and candidates nominated at the meeting by a shareholder who has complied with the procedures set forth in the Regulations will be considered by the Nominating Committee and eligible for election at a meeting of shareholders.

The Regulations require a shareholder wishing to nominate a director candidate to give the Secretary of the Company at least 90 and not more than 120 days written notice prior to the applicable meeting setting forth or accompanied by: (1) certain biographical, stock ownership and investment intent disclosures about the proposed nominee; (2) certain biographical, stock ownership and hedging or similar activity disclosures about the shareholder giving the notice and specified persons associated with such shareholder; (3) verification of the accuracy or completeness of any nomination information at the Company’s request; (4) a representation that the shareholder was a record holder of the Company’s voting stock and intended to appear, in person or by proxy, at the meeting to make the nomination; (5) any other information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the election of directors in a contested election by applicable federal securities laws and (6) the consent of each such nominee to serve as director if elected. Shareholders should submit the above information (“Nomination Information”) in writing to the Secretary of Multi-Color at 4053 Clough Woods Drive, Batavia, Ohio 45103. If a shareholder wishes to submit a name for consideration by the Nominating Committee for director nomination at the 2019 annual meeting of shareholders, the Nomination Information must be received by Multi-Color no later than March 1, 2019.

BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK

The following table sets forth the share ownership as of May 14, 2018 of the Company’s directors, executive officers and shareholders known by Multi-Color to own beneficially five percent (5%) or more of its outstanding Common Shares.

Name	Position	Common Shares Beneficially Owned (1)
		Amount	Percentage

Holders of 5% or More of the Outstanding Shares:

Constantia Flexibles Holding GmbH (2)	Principal Shareholder	3,383,170	16.5%

Diamond Castle Holdings, LLC (3)	Principal Shareholder	2,505,923	12.3%

ArrowMark Colorado Holdings, LLC (4)	Principal Shareholder	2,232,241	10.9%

FMR LLC (5)	Principal Shareholder	1,752,132	8.6%

Blackrock, Inc. (6)	Principal Shareholder	1,744,331	8.5%
Directors and Executive Officers:

Nigel A. Vinecombe (7)	Chairman of the Board	479,309	2.3%

Alexander Baumgartner (8)	Director	3,383,170	16.5%

Ari J. Benacerraf (9)	Director	2,537,896	12.4%

Robert R. Buck (10)	Director	17,441	*

Charles B. Connolly (11)	Director	19,928	*

Robert W. Kuhn (12)	Director	772	*

Roland Lienau (8)	Director	3,383,170	16.5%

Vadis A. Rodato (13)	Director	69,116	*

Michael J. Henry (14)	President, Chief Executive Officer, and Director	4,788	*

Sharon E. Birkett (15)	Vice President, Chief Financial Officer and Secretary	36,596	*

David G. Buse (16)	Chief Operating Officer Wine & Spirits	22,918	*

Michael D. Cook (17)	Chief Operating Officer Consumer Product Goods	14,152	*

Executive Officers and Directors as a group (12 persons) (8)		6,586,086	32.2%

*Indicates less than one percent

(1)    Included in the number of Common Shares beneficially owned are the following shares subject to exercisable options or options that become exercisable within 60 days of May 14, 2018: Ms. Birkett - 27,500 shares, Mr. Rodato - 15,400 shares, Mr. Buse - 4,400 shares, and Mr. Cook - 12,600 shares. All officers, directors and principal shareholders have sole investment and voting power unless otherwise indicated.

(2)    Based on a Schedule 13D filed on November 9, 2017 by Constantia Flexibles Holding GmbH with the Securities and Exchange Commission. The Schedule 13D reported shared voting and dipositive power with respect to 3,383,170 shares. The business address of Constantia Flexibles Holding GmbH is Handelskai 92, Rivergate, Vienna C4 1200.

(3)    Based on a Schedule 13D/A filed on November 20, 2014 by Diamond Castle Partners 2014, L.P. with the Securities and Exchange Commission. The Schedule 13D/A reported shared voting and dispositive power with respect to 2,505,923 shares. The business address of Diamond Castle Holdings, LLC is 280 Park Avenue 25th Floor, East Tower, New York, NY 10017.

(4)     Based on a Schedule 13G/A filed on February 9, 2018 by ArrowMark Colorado Holdings, LLC with the Securities and Exchange Commission. The Schedule 13G/A reported sole voting and dipositive power with respect to 2,232,241 shares. The business address of ArrowMark Colorado Holdings, LLC is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(5)    Based on a Schedule 13G/A filed on February 13, 2018 by FMR LLC with the Securities and Exchange Commission. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210. The Schedule 13G/A also reports sole voting power with respect to 1,677,220 shares and sole dispositive power with respect to 1,752,132 shares.

(6)    Based on a Schedule 13G/A filed on January 25, 2018 by Blackrock, Inc. with the Securities and Exchange Commission. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055. The Schedule 13G/A also reports sole voting power with respect to 1,715,759 shares and sole dispositive power with respect to 1,744,331 shares.

(7)     Includes 425,000 shares held in trust by Tropical Rain Nominees Party Limited (“Tropical Rain”) as trustee for the Vinecombe Absolutely Entitled Trust (“Vinecombe Trust”). Tropical Rain exercises voting and investment power with respect to the shares in accordance with the instructions of Mr. Vinecombe, who is the beneficiary of the Vinecombe Trust. Also includes 1,321 restricted shares with respect to which he has sole voting power.

(8)    Includes 3,383,170 shares owned by Constantia Flexibles Holding GmbH for which Messrs. Baumgartner and Lienau disclaim beneficial ownership. These shares are included in the amounts reported for both individuals above, but are only included once in the total for Executive Officers and Directors as a group.

(9)    Includes 2,505,923 shares of which Mr. Benacerraf disclaims beneficial ownership, 16,000 shares purchased in his margin account, 14,252 shares over which Mr. Benacerraf has shared voting power, and 1,721 unvested restricted shares granted in connection with director service over which Mr. Benacerraf has shared voting power.

(10)     Includes 2,250 shares held by his wife and 1,721 restricted shares with respect to which he has sole voting power.

(11)     Includes 15,686 shares held in a non-voting revocable trust and 1,721 restricted shares with respect to which he has sole voting power.

(12)    Includes 772 restricted shares with respect to which he has sole voting power.

(13)    Includes 50,000 shares held in trust by Quo Enterprises Pty Ltd (“Quo Enterprises”) as trustee for the V&J Rodato Family Trust (“Trust”). Quo Enterprises exercises voting and investment power with respect to the shares in accordance with the instructions of Vadis Rodato and his wife, who are the beneficiaries of the Trust. The Trust is revocable at any time by Mr. and Mrs. Rodato.

(14)     Includes 3,788 restricted shares with respect to which he has sole voting power.

(15)     Includes 4,360 shares held in her 401(k) account and 2,748 restricted shares with respect to which she has sole voting power.

(16)     Includes 3,296 shares held in his 401(k) account and 814 restricted shares with respect to which he has sole voting power.

(17)     Includes 37 shares held in his 401(k) account and 1,515 restricted shares with respect to which he has sole voting power.

Ownership Guidelines

Consistent with its compensation philosophy and the principle of aligning the interests of management and directors of the Company with the interests of its shareholders, the Board of Directors implemented stock ownership guidelines for “Specified Officers” (defined in the guidelines as those officers required to file beneficial ownership reports with the SEC) and non-employee directors. Under the guidelines, the Company’s Chief Executive Officer is required to own an amount of our shares which is equal to or exceeds three times his annual base salary; Specified Officers other than the Chief Executive Officer are required to own an amount of our shares which is equal to or exceeds their annual base salary. Also under the guidelines, each of the Company’s non-employee directors is required to own an amount of Company shares which is equal to or exceeds three times their annual cash retainer and three times their annual restricted stock grant. Generally, Specified Officers and non-employee directors subject to the guidelines are required to achieve the applicable guideline within five years of the later of the date of adoption of these guidelines or the appointment to their officer or director position. Notwithstanding this phase-in period, most persons subject to these guidelines have met their ownership target, either as a result of their direct holdings or shares held indirectly by an entity affiliated with them, in accordance with the guidelines.

ELECTION OF DIRECTORS

ITEM 1 ON THE PROXY

Nominees

The Board is nominating for election to the Board each of the following persons: Alexander Baumgartner, Ari J. Benacerraf, Robert R. Buck, Charles B. Connolly, Michael J. Henry, Robert W. Kuhn, Roland Lienau, Vadis A. Rodato and Nigel A. Vinecombe. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes. If a director nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the Board names one. As described on page 6, the affirmative vote of a majority of votes cast is required for the election of directors.

Six of the nine nominees for election as Multi-Color directors are “independent” within the meaning of applicable federal securities laws and NASDAQ listing standards. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that each nominee should serve as a director, the Board believes that each nominee has demonstrated business acumen and a commitment to service, and possesses skills and attributes complementary to those of the other Board members.

The Board recommends shareholders vote FOR each of the following nominees:

Alexander Baumgartner Age 53 Director since 2017

Mr. Baumgartner became a director of Multi-Color in October 2017. Mr. Baumgartner has served as Chief Executive Officer of Constantia Flexibles GmbH, the world’s fourth largest producer of flexible packaging and labels since October 2015. Prior to joining Constantia Flexibles GmbH, Mr. Baumgartner held various positions with AptarGroup from 2007 to October 2015, most recently as European President of the Beauty & Home division, where he played a significant role in the division’s reorganization and in the development and implementation of a European marketing strategy. Prior to his tenure at AptarGroup, Mr. Baumgartner held positions in marketing and sales at PCD Polymere GesmbH within the OMV Group, Mayr-Melnhof Karton Gesmbh, and the STI Group - Gustav Stabernack GmbH in Hamburg.

Qualifications Supporting the Nomination of Mr. Baumgartner:

Mr. Baumgartner will provide valuable insight to the Board as a result of his many years of experience in President and Chief Executive Officer roles. In addition, he brings many years of international experience in the experience in the packaging industry with specific focus in the Food and Beverage as well as Home and Personal Care lines.

Ari J. Benacerraf Age 54 Director since 2011

Mr. Benacerraf became a director of Multi-Color in 2011. Mr. Benacerraf is a Partner and Member of the Investment Committee at Five Arrows Capital Partners (FACP), the U.S. middle market private equity business of Rothschild Merchant Banking. Prior to joining FACP in 2017, he cofounded Diamond Castle Holdings, a private equity firm, where he had been a partner since 2005. Mr. Benacerraf is currently a director of Beacon Health Options LLC (provider of behavioral healthcare management), Suture Express, Inc. (distributor of disposable medical supplies), Professional Directional Holdings, Inc. (provider of drilling services to oil and natural gas companies), Healthmap Solutions, Inc. (specialty health management company) and Stepping Stones Group (provider of special education solutions). He is a former director of NES Rentals, Inc. (equipment rental company), Managed Healthcare Associates, Inc. (healthcare services company), Adhesion Holdings, Inc. (former owner of York Label Group), Seabulk International, Inc. (provider of marine transportation services for petroleum products), Frontier Drilling ASA (provider of drilling and production services to the oil industry), American Ref-Fuel Company LLC (waste to energy generation facility), and Amatek Holdings SA (manufacturer of Australian building materials).

Qualifications Supporting the Nomination of Mr. Benacerraf:

Mr. Benacerraf has a broad base of board service, having served over the years on the boards of numerous companies across various industries. He has strong management experience and provides insight on numerous business issues, such as risk management and mergers and acquisitions.

Robert R. Buck Age 70 Director since 2003

Mr. Buck became a director in 2003, was named Chairman of the Board in 2012, and held that position through January 2016. He is currently the Chairman of the Board of Beacon Roofing Supply, Inc. Prior to 2003, Mr. Buck served in various leadership roles with Cintas Corporation (primarily a corporate identity uniform company), including President of its Uniform Rental Division and Chief Financial Officer. Mr. Buck serves as a director of Beacon Roofing Supply, Inc., Elkay Manufacturing (manufacturer and supplier of kitchen products) and Quanex Building Products Corporation (manufacturer of engineered building products). In addition, he is a former director of Kendle International (provider of clinical research and development services for the pharmaceutical and biomedical industries), LVI Services (environmental remediation provider), and a member of the Dean’s Advisory Council for the College of Business Administration at the University of Cincinnati.

Qualifications Supporting the Nomination of Mr. Buck:

Mr. Buck has extensive senior leadership experience with public companies, including service as the Chief Executive Officer of Beacon Roofing Supply, Inc. He has strong financial management experience, having served as a chief financial officer with direct responsibility for financial and accounting matters. Mr. Buck qualifies as an “audit committee financial expert”, as defined by SEC rules. He also provides insight concerning a variety of business issues, including capital markets, risk management and mergers and acquisitions.

Charles B. Connolly Age 61 Director since 1998

Mr. Connolly was elected a director of Multi-Color in 1998. Mr. Connolly has over 30 years of experience in the converting, coating and packaging industries. He has served as President of Connemara Converting, LLC, a Chicago-based converter of specialty paper and plastic substrates, since April 1996. Prior to that, he served in various management, sales and marketing positions with Lawson Mardon Packaging and Camvac America, a subsidiary of Rexam P.L.C. that produces vacuum metalized papers and films. Mr. Connolly is a former director of NuLabel (a polymer science and engineering innovations firm).

Qualifications Supporting the Nomination of Mr. Connolly:

Mr. Connolly offers valuable insight to the Board as a result of his 30 years of experience in packaging and related industries. He has years of senior management experience as President of Connemara Converting, LLC. Mr. Connolly qualifies as an “audit committee financial expert”, as defined by SEC rules. In addition, he gained valuable knowledge and experience related to sales and marketing from his previous sales and marketing positions.

Michael J. Henry Age 52 Director since 2018

Mr. Henry was appointed President and Chief Executive Officer effective January 1, 2018. Prior to joining Multi-Color Corporation in October 2017, he served as a member of the Executive Board of Constantia Flexibles and Executive Vice President Labels from July 2014 until Multi-Color’s acquisition of Constantia Labels Division in October 2017. He was responsible for the global label activities of Constantia with revenues of €600 million over 25 sites. He also led the integration of the ten label companies that make up the Constantia Label Division including the acquisitions of Pemara and Afripack. Prior to that he served in a number of roles to include Chief Financial Officer and Chief Operating Officer of Spear Group Holdings, an

international manufacturer and distributer from 1999 to 2014. Mr. Henry has also served on the board of various industrial companies, including Marling Industries PLC and Norbain PLC. He holds a Bachelor’s degree in Accounting and Finance from Kingston University, UK and is a Chartered Accountant.

Qualifications Supporting the Nomination of Mr. Henry:

Mr. Henry brings a well-rounded background to the Board having served in finance, operations, sales and executive leadership roles in the labels industry. Mr. Henry’s vast international experience should help the Company to leverage its capabilities and customer base across the globe.

Robert W. Kuhn Age 56 Director since 2017

Mr. Kuhn became a director of Multi-Color in 2017. He is the Executive Vice President and Chief Financial Officer of AptarGroup, Inc., a leading global supplier of a broad range of innovative dispensing systems for the beauty, personal care, home care, prescription drug, consumer health care, injectables, and food and beverage markets. Mr. Kuhn has held his current position since 2008 and has been a major contributor to the overall strategy and operations of Aptar worldwide. He has been instrumental in bringing state-of-the-art systems, innovations and processes to Aptar’s finance department. Mr. Kuhn has been with Aptar group for over 25 years, including a seven-year assignment in Europe, and financial leadership positions including Vice President of Financial Reporting and Business Segment Controller. Prior to his tenure at Aptar, Mr. Kuhn served as an Auditor with Coopers & Lybrand.

Qualifications Supporting the Nomination of Mr. Kuhn:

Mr. Kuhn has strong financial management experience, having served as a chief financial officer, with direct responsibility for financial and accounting matters for a publicly listed company for ten years. His broad financial and international experience will strengthen the Board as the Company continues its global expansion into new markets. He qualifies as an “audit committee financial expert” as defined SEC rules.

Roland Lienau Age 56 Director since 2018

Mr. Lienau became a director of Multi-color in March 2018. Mr. Lienau is Managing Director and member of the Investment Committee of Wendel, a publicly listed European investment firm. He joined Wendel in 2008. Prior to joining Wendel, Mr. Lienau held positions at Deutsche Bank from 1999 to 2007. He also held positions at Paribas from 1994 to 1999 and Enskilda Securities from 1988 to 1994. Mr. Lienau is currently a director of Theleme Partners LLP, a fund investing in global equities.

Qualifications supporting the Nomination of Mr. Lienau:

Mr. Lienau has over 25 years of experience identifying acquisition targets and driving growth and profit improvements in those companies. Mr. Lienau provides valuable insight into a number of key business issues including successful integration, performance improvement, risk management and mergers and acquisitions.

Vadis A. Rodato Age 58 Director since 2016

Mr. Rodato became a director in 2016. He served as Multi-Color’s President and Chief Executive Officer from 2016 to January 2018. He had previously served as Chief Operating Officer Wine & Spirits markets from 2014 to 2016. Mr. Rodato has been with Multi-Color/Collotype for 22 years, with 10 years as President of Asia-Pacific Wine & Spirits and 2 years as President of North America Wine & Spirits. He has significant experience within Multi-Color in Sales and Operations.

Qualifications Supporting the Nomination of Mr. Rodato:

Mr. Rodato’s 22 years of experience with the Company in various international leadership roles in the United States, Australia, Italy and Chile provides global management and customer development skills. His extensive cross-functional experience includes finance, purchasing, operations and key customer account management. As a director of the Company, he provides significant experience in the global market.

Nigel A. Vinecombe Age 55 Director since 2008

Mr. Vinecombe became a director of Multi-Color in 2008 and was named Executive Chairman in January 2016. He served as President and Chief Executive Officer of the Company from 2010 until 2016. Mr. Vinecombe served as Chief Operating Officer of Multi-Color from 2009 to 2010, and as President of the International Business Unit of Multi-Color from 2008 until 2009. From 2000 to 2008, he served as Group Managing Director of Collotype International Holdings Pty Ltd., a privately-held Australian based Wine & Spirits and consumer products label manufacturer.

Qualifications Supporting the Nomination of Nigel Vinecombe:

As Group Managing Director of Collotype International Holdings Pty Ltd., Mr. Vinecombe oversaw the international expansion of a high growth organization. As Chief Operating Officer of the Company, he continued to apply his strategic planning and managerial skills in the context of the Company’s global operations. As President and CEO, and then Executive Chairman, he has led the Company through periods of significant growth. Mr. Vinecombe has valuable management insight related to the integration of expanded business development of customer relationships on a global basis. As a result, he brings strong decision-making skills to the Board coupled with an understanding of international business.

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

ITEM 2 ON THE PROXY

The Board is seeking shareholder ratification of its appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ending March 31, 2019. Although action by the shareholders in this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in providing assurance on the integrity of Multi-Color’s financial controls and reporting. Even if shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interest of Multi-Color and its shareholders. If shareholders do not ratify the appointment, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain Grant Thornton LLP. An affirmative vote of a majority of the votes cast at the meeting is required for ratification. Representatives of Grant Thornton LLP are expected to be present at the annual meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

Grant Thornton LLP’s fees for audit and review of the Annual Report on Form 10-K for the fiscal years ended March 31, 2017 and 2018, and the related Quarterly Reports on Form 10-Q, compliance with the Sarbanes-Oxley Act of 2002, statutory audit procedures, and related estimated expenses were $3,418,799 and $4,888,985, respectively.    The increase in fiscal 2018 includes fees related to the Constantia Labels acquisition.

Audit-Related Fees

The total fees paid to Grant Thornton LLP by Multi-Color for the fiscal years ended March 31, 2017 and 2018 for services provided in connection with audits of the Company’s 401(k) retirement saving plan, due diligence and related expenses were $20,700 and $21,735, respectively.

Tax Fees

There were no tax fees paid to Grant Thornton LLP by Multi-Color for the fiscal years ended March 31, 2017 and 2018.

All Other Fees

No other fees were paid to Grant Thornton LLP by Multi-Color for the fiscal years ended March 31, 2017 and 2018.

All audit and audit-related fees for the fiscal year ended March 31, 2018 were approved by the Audit Committee, which concluded that the provision of those services by Grant Thornton LLP was compatible with the maintenance of the auditors’ independence in the conduct of the auditing functions. The Audit Committee requires pre-approval of the audit and non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the independent registered public accountant’s independence. Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. To ensure prompt handling of unexpected matters, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. However, the Chairman must report any such pre-approval decisions to the Audit Committee at the next scheduled meeting following such pre-approval.

The Board recommends that the shareholders vote FOR this proposal.

AUDIT COMMITTEE REPORT

In connection with the March 31, 2018 financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton LLP; discussed with Grant Thornton LLP the matters required by Statement on Auditing Standard No.16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB); and received and reviewed the written disclosures and the letter from Grant Thornton LLP pursuant to applicable requirements of PCAOB Ethics and Independence Rule 3526, as amended (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Grant Thornton LLP that firm’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that Multi-Color’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

The Audit and Finance Committee

Robert W. Kuhn (Chairman)

Robert R. Buck

Charles B. Connolly

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

ITEM 3 ON THE PROXY

Section 14A of the Exchange Act and related SEC rules require that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (NEOs) as disclosed in this proxy statement in accordance with SEC rules. The current frequency of the advisory vote on executive compensation is annual.

As described under “Compensation Discussion and Analysis,” our executive compensation program is designed with an emphasis on performance and is intended to closely align the interests of our NEOs with the interests of our shareholders. The Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to performance measures that our executive officers can meet and that are likely to have an impact on shareholder value. Our compensation programs are also designed to balance long-term performance with short-term performance, and to mitigate the risk that an executive officer would be incentivized to pursue good results with respect to a single performance metric or operating division to the detriment of our Company as a whole.

The vote on this proposal is advisory, which means the vote will not be binding on Multi-Color Corporation, the Board or the Committee. The Committee will review the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program.

In view of the foregoing, shareholders will vote on the following resolution at the 2018 annual meeting of shareholders:

RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers of Multi-Color Corporation as disclosed in Multi-Color’s Proxy Statement for the 2018 Annual Shareholders’ Meeting in accordance with the Securities and Exchange Commission’s compensation disclosure rules.

The Board recommends that shareholders vote FOR this proposal.

APPROVAL OF AMENDMENT TO THE 2012 STOCK INCENTIVE PLAN

ITEM 4 ON THE PROXY

We are asking our shareholders to approve an amendment to the Amended & Restated 2012 Stock Incentive Plan (the “2012 Plan”) to increase the amount of equity awards that can be awarded to non-employee directors. The 2012 Plan was approved by our shareholders at our 2012 Annual Meeting and there has not been an increase to director equity awards thereunder since 2012.

This increase is necessary to continue to provide competitive, long-term incentives to directors and to continue to link directors’ compensation to their performance. Currently, the 2012 Plan requires that director equity awards be capped at a value of $100,000 per year and that director equity awards can only be increased by ten percent (10%) from the prior year. To remain competitive and provide our directors with long-term incentives, the Company is seeking to amend the 2012 Plan to remove the ten percent (10%) restriction and to increase the cap on the value of director equity awards to $150,000 per year.

Summary of the 2012 Plan

The following is a summary of the material terms of the 2012 Plan and is qualified in its entirety by the full text of the 2012 Plan (a copy of which is filed with the SEC as an exhibit with our Quarterly Report on Form 10-Q for the Quarter ended June 30, 2017) and the amendment included on Annex A of the Proxy Statement

Objectives of the 2012 Plan

The Board believes that stock-based awards are an important element of Multi-Color’s compensation programs. The 2012 Plan promotes the Company’s compensation philosophy and objectives by: (i) providing long-term incentives to those persons with significant responsibility for the success and growth of the Company, (ii) motivating participants to achieve the long-term success and growth of the Company, (iii) providing a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s shares, (iv) enabling the Company to attract and retain skilled and qualified officers, other employees and directors who are expected to contribute to the Company’s success in a competitive market for such individuals, (v) facilitating ownership of the Company’s shares, and (vi) aligning the personal interests of directors, officers, employees, and others in the Company’s long-term growth and profitability with the interests of Multi-Color’s shareholders. As of June 1, 2018, approximately 530,975 shares remained available for grant under the 2012 Plan. Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options and rights as of March 31, 2018 is presented in the Equity Compensation Plan Information table on page 36.

The 2012 Plan allows the Company the flexibility to grant a variety of shares and share-

based awards, including stock options and stock appreciation rights, granted separately or in tandem with each other, and restricted shares and restricted share units, both time vested or conditioned on the attainment of performance goals. All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the 2012 Plan.

Shares Subject to the 2012 Plan

The aggregate number of common shares that may be issued under the 2012 Plan is 1,250,000. The 2012 Plan provides for appropriate adjustments in the number of shares subject to the 2012 Plan (and other share limitations contained therein and described below) and to grants previously made if there is a share split, dividend, reorganization, or other relevant change affecting the Company’s corporate structure or its shares. If shares under an award are not issued prior to the expiration, termination, cancellation or forfeiture of the award, then those shares would again be available for inclusion in future grants. Upon the effective date of the 2012 Plan, prior Company equity plans for which shares remained available for grant were terminated. The shares available under such prior plans were made available for grant under the 2012 Plan, as well as shares subject to outstanding awards under such prior plans which thereafter are forfeited, settled in cash, cancelled or expire; provided that all outstanding awards under such prior plans remain outstanding and are administered and settled in accordance with the provisions of the prior plans, as applicable.

Other Share Limitations

The maximum number of shares subject to restricted shares or restricted share units that may be granted under the 2012 Plan is 500,000. The maximum number of shares subject to stock options that may be granted under the 2012 Plan is 1,250,000. The maximum number of shares subject to restricted shares or restricted share units that may be granted to an individual in a calendar year is 100,000 shares, and the maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual in a calendar year is 300,000 shares.

Eligible Participants

Officers and key employees of the Company, and the Company’s non-employee directors are eligible to receive awards under the 2012 Plan. Awards are granted to those persons with significant responsibility for the Company’s success and growth.

Administration

The 2012 Plan is administered by a committee (the “Committee”) consisting of at least three directors appointed by the Board, all of whom meet the definitions of the terms “outside director” set forth in the regulations under Section 162(m), “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3 under the Exchange Act. Unless determined otherwise by the

Board, the Compensation Committee will administer the 2012 Plan and has the authority under the 2012 Plan to: (i) select the employees and directors to whom awards are granted; (ii) determine the type and timing of awards and the appropriate award agreement evidencing each award; (iii) determine the number of shares covered by each award and all other terms and conditions of awards, not inconsistent with the terms of the 2012 Plan; (iv) determine whether an award is, or is intended to be, performance based; (v) determine whether terms, conditions, and objectives have been met or, including, without limitation, making certifications related thereto, if permissible, should be modified or waived, not inconsistent with the terms of the 2012 Plan; (vi) cancel or suspend an award, or determine whether an amount or payment of an award should be reduced or eliminated; (vii) determine administrative rules, guidelines, and practices governing the 2012 Plan; and (viii) interpret the provisions of and otherwise supervise the administration of the 2012 Plan.

Stock Options

Stock options granted under the 2012 Plan must be in the form of either Incentive Stock Options or ISOs, which meet the requirements of Section 422 of the Internal Revenue Code, as Amended (the “Code”) or nonqualified stock options (“NQSOs”), which do not meet those requirements. The term of a stock option is fixed by the Committee, but may not exceed ten years, and stock options are exercisable at such time or times as determined by the Committee. The exercise price of a stock option cannot be less than the fair market value of the shares on the date of grant, which generally means the last closing price of a share as reported on The NASDAQ Stock Market on the date of the grant. The grantee may pay the stock option exercise price either in cash or such other manner authorized in the 2012 Plan or the applicable award agreement, including the tender of shares. Shares tendered by participants as full or partial payment of the exercise price will not become available for issuance under the 2012 Plan. The 2012 Plan prohibits stock option repricing.

Code Limitations on Incentive Stock Options

The Code currently places certain limitations on ISO awards. In addition to the other limitations described in the 2012 Plan, an ISO may only be granted to full or part-time employees (including officers and directors who are also employees) of the Company. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such stock option will no longer qualify as an ISO and shall be treated as an NQSO. ISOs will also be non-transferable in accordance with the provisions of the Code. Additional restrictions apply to the grant of ISOs to holders of in excess of 10% of the Company’s outstanding Common Stock.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SAR”) separately or in connection with a stock option granted under the 2012 Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the then-fair market value of the shares with respect to which the SAR is being exercised over the stock option exercise price of the shares, in the case of a SAR in connection with a stock option, or the exercise price of the SAR, in the case of an independent SAR. The SAR exercise price must be at least 100% of the fair market value of the underlying shares on the date of grant, and the term of such SAR may not exceed ten years. Payment may be made in cash, in shares, or in a combination of cash and shares, as the Committee determines. If a SAR granted in connection with a stock option is exercised in whole or in part, the right under the related stock option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate. To the extent that the number of shares reserved for issuance upon the grant of a SAR exceeds the number actually issued upon exercise of a SAR, such shares will not become available for issuance under the 2012 Plan. The 2012 Plan prohibits SAR repricing.

Restricted Share and Restricted Share Unit Awards

The Committee may grant restricted share awards which consist of shares issued by the Company to a participant for no consideration, or for a purchase price which may be below their fair market value, and are subject to forfeiture in the event of termination of the participant’s employment prior to vesting and subject to restrictions on sale or other transfer by the participant. Unless otherwise determined by the Committee, participants who hold restricted shares have voting rights with respect to the shares and have the right to receive dividend distributions, in cash or shares, payable to the extent the restrictions on the applicable restricted shares lapse. The Committee may also grant restricted share unit awards which are substantially similar to restricted share awards but which generally do not give the participant-holder the rights of a shareholder prior to lapse of the restrictions and, upon such lapse, may be settled in cash, shares, or a combination of both. The Committee may provide for the payment in cash or shares equal to the amount of dividends paid from time to time on the number of shares that would become payable upon vesting of the restricted share unit award. The Committee may provide that restrictions lapse after the passage of time (time-vested), upon certain events (such as death, disability, or retirement) or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except no waiver may apply to a term that is not within the Committee’s discretion to waive under the 2012 Plan.

Performance-Based Exception

The Committee may grant awards conditioned upon the achievement of performance goals as the Committee shall determine, in its sole discretion. The performance goals shall be based on one or more performance measures, and the Committee shall specify the time period or periods during which the performance goals must be met. The performance measure(s) may be described in terms of objectives that are related to the individual participant, the Company, or a subsidiary, division, department, region, function, or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, favorable comparison to established budgets, return on shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. Performance goals may be expressed in absolute terms or relative to the performance of other entities or the prior performance of the Company. The Committee may adjust or modify the performance objectives or periods, to the extent applicable unless the Committee determines that such requirements should not be satisfied. Awards intended to qualify for the performance based exception shall not vest or be paid until the Committee certifies that the performance goals have been achieved.

Unrestricted Share Awards

The Committee may grant unrestricted shares on a bonus or other basis for no cash consideration.

Awards to Non-Employee Directors

The Committee is authorized to grant restricted shares to each non-employee director annually. The current number of restricted shares granted to each non-employee director each year shall be the number of common shares equal to $65,000 divided by the fair market value of a common share on the date of grant. The Committee may grant stock options in lieu of or in addition to restricted shares. Under the current version of the 2012 Plan, the Committee shall have the authority to increase the award value annually by an amount not to exceed 10% of that for the previous year; provided, however, that the award value may not exceed $100,000 for any year. The Board is asking shareholders to approve an amendment to the 2012 Plan that would eliminate the 10% limit and increase $100,000 to $150,000 as set forth on Annex A.

Transferability of Awards

No award is transferable other than by will or the laws of descent and distribution, except the Committee may, in its discretion, provide that an award (other than an ISO) is transferable without consideration to a participant’s family member (as defined in the 2012 Plan), subject to such terms and conditions as the Committee may impose. All awards shall be exercisable, during the participant’s lifetime, only by the participant or a permitted transferee. Additionally, certain non-employee directors may assign their awards to certain affiliates of theirs.

Termination of Employment

Generally, awards are forfeited upon a participant’s termination of employment; however, the 2012 Plan provides that the Committee: (i) may allow a participant to exercise vested stock options or SARs for a period of time after termination, if not terminated for cause; and (ii) has discretion to provide the extent to which, if any, the vesting of any award is accelerated or forfeited due to a participant’s, death, disability, or retirement, provided that, for awards intended to be performance-based compensation within the meaning of Section 162(m), no vesting may occur or no distribution may be made prior to the attainment of the performance goals, unless otherwise provided by Section 162(m).

Change in Control

Except as otherwise provided in an award agreement, upon a “change in control” as defined in the 2012 Plan: (i) all outstanding stock options and SARs automatically become fully exercisable; and (ii) all restricted share and restricted share unit awards automatically become fully vested.

Recoupment Policy

Awards are subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee, or Board, including any policy adopted to comply with the rules of any stock exchange on which the shares are traded or the SEC.

Plan Benefits

Below are benefits which Multi-Color has awarded and anticipates will be awarded to the individuals and groups under the 2012 Plan in the 2019 fiscal year.

Name and Position	Number of Stock Options	Number of Restricted Shares	Number of Restricted Stock Unit Awards[2]
Nigel A. Vinecombe, Executive Chairman of the Board	-	1,441	-
Vadis A. Rodato, President and Chief Executive Officer	-	-	-
Michael J. Henry, President and Chief Executive Officer	-	3,788	11,364
Sharon E. Birkett, Vice President, Chief Financial Officer and Secretary		1,894	5,682
David G. Buse, Chief Operating Officer Wine & Spirits		1,571	4,714
Michael D. Cook, Chief Operating Officer Consumer Product Goods		1,515	4,545
Executive Group	-	10,209	26,305
Non-Executive Director group[1]	-	6,509	-
Non-Executive Officer Employee group	45,325	-	-

(1) Pursuant to the 2012 Plan, each non-employee director will receive an annual grant of restricted shares with an aggregate fair market value equal to $65,000 at the time of grant. Based upon the closing share price on June 20, 2018 of $69.90, each would receive 930 shares.2

(2) NEOs were awarded the opportunity to earn performance-based restricted stock units (RSUs) based on meeting the Performance RSU goals, with targets (as shown in the following table).

Name	Threshold	Target	Max
Michael J. Henry	5,682	11,364	17,045
Sharon E. Birkett	2,841	5,682	8,523
David G. Buse	2,357	4,714	7,071
Michael D. Cook	2,273	4,545	6,818

EQUITY COMPENSATION PLAN INFORMATION

The following table presents summary information as of March 31, 2018 with respect to our equity compensation plans (number of securities information in thousands):

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	466,000	$53.10	953,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Discontinuation of 2012 Plan, Amendments, and Award Substitutions

The Board may amend, alter, or discontinue the 2012 Plan at any time, provided that any such amendment, alteration, or discontinuance has been approved by the Company’s shareholders, if shareholder approval is required under applicable laws, regulations, or exchange requirements, and does not materially and adversely impair the rights of any grantee, without his or her consent, under any award previously granted. The 2012 Plan could be amended without shareholder approval in certain non-material ways that could result in an increased cost to the Company. No awards shall be made under the 2012 Plan after the tenth anniversary of the effective date.

2. Certain Federal Tax Consequences with Respect to Awards

The following information is not intended to be a complete discussion of the U.S. federal income tax consequences of participation in the 2012 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b).

Incentive Stock Options

Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO granted pursuant to the 2012 Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition. The Company will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price (subject to the limitations contained in Section 162(m)). Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an ISO may subject the optionee to the so-called “alternative minimum tax” (“AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his or her ISO generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another ISO, is, however, a “disposition” of such stock. If the ISO holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the ISO holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options

Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of NQSO pursuant to the 2012 Plan. On the exercise of a NQSO, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. Multi-Color will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that Multi-Color complies with applicable reporting rules.

Upon the sale of stock acquired by exercise of a NQSO, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. An optionee who surrenders shares in payment of the exercise price of a NQSO will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an ISO and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options” above. The optionee will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Appreciation Rights

A participant who is awarded a SAR will not have taxable income upon the grant of such SAR and the Company will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a SAR, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. The Company may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant (subject to the limitations contained in Section 162(m)).

Restricted Share and Restricted Share Unit Awards

The taxability of a restricted share award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If the award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If the award is both non-transferable and subject to a substantial risk of forfeiture, on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as an award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of an award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount of ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. An award of restricted share units to a participant is generally taxable as ordinary income to the participant when the participant receives the shares (or cash equivalent) or has the right to receive payment under the rules of constructive receipt, equal to the value of shares (or cash equivalent) at that time. With respect to restricted shares and restricted share units, the Company will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant (subject to the limitations contained in Section 162(m)).

Application of Section 409A to Deferred Compensation Arrangements

The 2012 Plan provides that the Committee may permit recipients of awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish. To the extent that a participant makes such a deferral election, Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004, subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of Federal income tax on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus one percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.

Withholding of Tax; Company Deduction

Generally, whenever a participant realizes ordinary income under the 2012 Plan, a corresponding deduction is available to the Company provided the Company complies with certain reporting requirements. Under Section 162(m), however, the Company will be denied a deduction for compensation exceeding $1,000,000 paid to its “covered employees,” who generally are the Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers , and any other person who was a covered employee for any taxable year beginning after March 31, 2017, excluding (among other things) certain performance-based compensation provided pursuant to a written binding contract which was in effect on November 2, 2017.

The Company is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by the Company with respect to any amount payable or shares issuable under a participant’s award.

Conclusion

The foregoing summarizes the U.S. federal income tax consequences, and does not include a discussion of state and local income tax or foreign tax consequences of participation in the 2012 Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.

Board Recommendation

The affirmative vote of a majority of votes cast is required for this proposal to pass.

The Board of Directors recommends that shareholders vote FOR the approval of an amendment to increase the amount of equity awards for non-employee directors under the Multi-Color Corporation 2012 Stock Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis section discusses the principles underlying Multi-Color Corporation’s policies and decisions concerning the compensation of the Company’s named executive officers. This section also describes the manner and context in which compensation is awarded to and earned by the Company’s named executive officers and provides perspective on the tables and narratives that follow.

The Board of Directors utilizes the Compensation and Organization Development Committee (for purposes of this section, the “Compensation Committee”) to assist the Board in fulfilling the Board’s responsibilities in the area of executive compensation. The Compensation Committee, working with management, has approved executive compensation programs that are designed to attract and retain executives and reward them for their efforts toward helping Multi-Color achieve its short-term and long-term operating, financial and strategic goals, and thereby build shareholder value. Consequently, Multi-Color’s executive compensation packages consist of incentive plans that emphasize stock ownership and bonus compensation arrangements which serve to align more closely the interests of management with those of shareholders.

Most of our compensation decisions are made in the first three months of the fiscal year, after review of our performance and the named executive officers. We believe the compensation of all of our named executive officers for fiscal year 2018 aligned well with both our performance and the objectives of our executive compensation policies.

The Compensation Committee established a 10% organic operating profit growth target, with 5% minimum and 15% maximum thresholds for payment, as the performance measurement for the payment of cash incentive compensation to certain NEOs because it believes that a meaningful portion of each NEO’s compensation should be “performance-based” and, therefore, at risk. The Compensation Committee views the achievability of this target as difficult and aligned with the interests of our shareholders. Because the Company did not achieve 5% organic operating profit growth, we did not pay any cash incentive compensation to certain NEOs whose cash incentive compensation was based on organic operating growth. For fiscal year 2018, the only NEO who received a bonus was Mr. Buse, Global Chief Operating Officer Wine and Spirits. Mr. Buse’s cash incentive compensation was based on the rollup of specific locations that he manages.

Below we summarize certain executive compensation program and governance practices - both the practices we have implemented to drive performance and the practices we avoid because we do not believe they would serve our shareholders’ long-term interests.

What Multi-Color Does
Pays for performance. A significant portion of executive pay is not guaranteed, but rather is at-risk and tied to the achievement of various performance metrics that are disclosed to shareholders.
Sets NEO salary guidelines on an annual basis. The Company generally considers NEO salaries as part of its annual performance review process in an effort to be responsive to industry trends.

Balances short-term and long-term incentives. The incentive programs provide an appropriate balance of annual and longer-term incentives, with long-term incentive compensation comprising a substantial percentage of target total compensation.

Caps award payouts. Amounts or shares that can be earned under the 2012 Stock Incentive Plan are capped, both for stock options and for full value awards.
Uses a market-based approach for determining NEO target pay. Target compensation for NEOs is set after consideration of market data on compensation at other peer companies.
Maintains stock ownership guidelines for all NEOs. The Company has the following minimum stock ownership requirements: CEO - three times base salary; other NEOs - one times base salary.

Conducts a risk assessment. The Compensation Committee annually conducts a compensation risk assessment to determine whether the compensation policies and practices, or components thereof, create risks that are reasonably likely to have a material adverse effect on the Company.

Acts through an independent Compensation Committee. The Compensation Committee consists entirely of independent directors.

What Multi-Color Does Not Do
Provide excise tax gross-up payments. The Company will not enter into any new contractual agreements that include excise tax gross-up payments.

Reprice options. The Company has never repriced or otherwise reduced the per-share exercise price of any outstanding stock options. Repricing of stock options is not permitted under the 2012 Stock Incentive Plan without first obtaining approval from the shareholders of the Company. The Company and the Compensation Committee will not reprice underwater options without the consent of the Company’s shareholders.

Provide special perquisites to executives. The Company does not provide executives with programs that are not made available to all Company employees, except in extremely limited circumstances.

Framework of Multi-Color’s Executive Compensation Program

Multi-Color’s Goals

Multi-Color seeks to continue to improve its financial and operating performance on a long-term basis. The Company strives to deliver predictable and reliable results through increasing revenues and net income, and growth in earnings per share and cash flow. While these goals do not constitute all of the priorities Multi-Color has established, they represent the foundation of Multi-Color’s long-term objectives. Multi-Color’s compensation policies, practices and programs are intended to align executive compensation within the framework of these strategic goals, attracting and retaining a strong executive team for the long-term.

The Company intends base salary and benefits to be fair compensation for the NEOs’ good faith efforts to do their jobs well, and incentive compensation (both annual and long-term) to be pay for performance on behalf of the Company and its shareholders. The Company expects the incentive pay to reinforce the executive’s line-of-sight between (i) his or her behaviors, decisions and leadership and (ii) high standards of performance on corporate financial and other individual measures that, if achieved, will enhance shareholder value.

Compensation Committee Responsibilities

Among other things, the Compensation Committee assists the Board of Directors in fulfilling the Board’s responsibilities to: (i) review and approve the annual and long-term goals and objectives relevant to the Executive Chairman and CEO compensation; (ii) evaluate the Executive Chairman and CEO’s performance at least annually and report Executive Chairman and CEO compensation to the Board; (iii) determine and approve Executive Chairman, CEO, other executive officer and key management personnel compensation; (iv) review and make recommendations on the compensation of the Company’s non-employee directors; (v) administer the Company’s stock option and equity incentive plans and make recommendations to the Board with respect thereto; (vi) review the Company’s philosophy on executive compensation, advise the Executive Chairman, CEO and the Board about different approaches thereto and assess the Company’s competitive position for the various elements of executive compensation; (vii) assess the risks associated with the Company’s compensation policies and practices; (viii) review with management this Compensation Discussion and Analysis and make a recommendation with respect to its inclusion in this proxy statement and produce the Compensation Committee Report included in this proxy statement; and (ix) oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including reviewing and approving the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote.

The Compensation Committee has the sole authority to obtain the advice of advisors to assist the Committee in carrying out its responsibilities, after taking into consideration the factors relevant to advisor independence, including those specified in NASDAQ listing standards, and will determine whether any such advisor has a conflict of interest.

The Compensation Committee also sets the compensation and oversees the work of such advisors, and has sole authority to approve the advisor’s terms and conditions of retention, including its fees.

During the 2018 fiscal year, the Compensation Committee met two times. The Compensation Committee may request any officer or employee of the Company, outside counsel, consultants or independent auditors to attend a meeting of the Compensation Committee.

The Compensation Committee is comprised of a minimum of three directors, each of whom (i) is not an officer or employee of Multi-Color Corporation and (ii) does not have any relationship, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a member of the Compensation Committee. Independent directors, as determined by the Board and in accordance with the rules of NASDAQ, comprise the Compensation Committee. Members of the Compensation Committee are appointed and removed by the Board.

The purpose of the Compensation Committee is to establish and oversee the execution of the Company’s philosophy on compensation and organizational development. The Compensation Committee is responsible for assuring that the Compensation Company’s executives, other key management personnel and directors are effectively compensated in terms that (i) are aligned with the short-term and long-term interests of the shareholders, (ii) attract, motivate and retain key talent and (iii) are externally competitive and internally equitable. The Compensation Committee approves all elements of compensation of the Company’s executive officers and directors, sets the criteria for awards under the Company’s incentive compensation plans and determines whether such criteria have been met, and oversees matters relating to the Company’s stock compensation plans. The Compensation Committee also oversees the policies and practices of the Company that advance its organizational development, including those designed to achieve the highest level of engagement of the Company’s workforce.

Compensation Philosophy and Objectives

Compensation programs in which the Company’s executive officers participate are designed to be equitable and competitive with the compensation programs of companies with whom the Company competes for employees. The Committee believes executive performance is a distinguishing factor and a competitive advantage of Multi-Color and rewards executives who deliver outstanding performance.

Multi-Color’s pay-for-performance compensation philosophy is based upon this linkage between performance targets and individual accountability. Individual behavior consistent with the Company’s core values is recognized as being necessary for building and sustaining shareholder value over the long-term. Employees at all levels of the organization, including executive officers, are evaluated through a disciplined annual assessment process, and compensated for exemplifying core values of integrity, passion, creativity, perseverance, achievement and personal leadership.

The Company’s goal is to attract, develop, motivate and retain executives who have the skills, experience and drive to achieve superior growth in shareholder value. The Company believes that, to be successful, the Company needs to be competitive not only in its products and innovative solutions, but also in the quality of its executives. This, in turn, requires that Multi-Color compensate executive officers competitively.

The Process of Implementing Executive Compensation Changes

The Compensation Committee reviews Multi-Color’s executive compensation programs annually. The Compensation Committee utilizes market compensation data (including base salary and target annual incentive levels) regarding the Executive Chairman and the President and CEO. The Compensation Committee, in turn, recommends compensation levels for this position to the independent members of the Board of Directors.

Following its evaluation of the Executive Chairman and CEO’s performance, the Compensation Committee establishes all aspects of the CEO’s compensation. None of the Company’s executives, including the CEO, participates in deliberations relating to his or her own compensation.

The Compensation Committee also receives market compensation data (including base salary and target annual incentive levels) for each individual executive other than the Executive Chairman and President and CEO. The President and CEO recommends increases or decreases in compensation levels for these executive officers to the Compensation Committee for final approval based upon a review of the market data and the officer’s individual performance.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company’s proxy statement provides for a non-binding shareholder advisory vote, commonly referred to as a say-on-pay vote, with respect to the compensation of our named executive officers. While this vote is not binding on the Company, the Compensation Committee values the opinions of shareholders and will review and consider any shareholder concerns evidenced by this vote.

At the Company’s 2017 annual meeting, we held such an advisory vote on the compensation of our named executive officers. Our shareholders overwhelmingly approved the compensation of our named executive officers, with approximately 99% of votes cast in favor of our 2017 say-on-pay resolution. Based on the results of the 2017 say-on-pay vote, the Compensation Committee concluded that the compensation paid to the named executive officers and that the Company’s overall pay practices received strong shareholder support and do not require substantial revision to address shareholder concerns.

Elements of Compensation

The principal components of the compensation for named executive officers generally are:

•	base salary;

•	annual incentive cash compensation;

•	long-term equity incentive compensation; and

•	retirement and other benefits.

Base Salary

The Company establishes compensation plans each year that align potential executive compensation with expected and potential company performance outcomes. More specifically, we target executive base salary at the 50th percentile of our peer group (as described below). Typically, we establish annual incentive payout opportunities that, when combined with base salary, will deliver 50th percentile total cash compensation at target performance and will allow the executive to earn above 50th percentile total cash compensation for above target performance.

In reviewing and determining executive compensation levels for fiscal 2018, the Compensation Committee utilized data provided by Willis Towers Watson on our overall executive compensation packages, including long-term compensation. In addition, Willis Towers Watson provided data for a peer group of printing, packaging and paper companies, most of which are of similar size and market capitalization as the Company. Our peer group utilized in assessing our executive compensation for fiscal 2018 included some slight revisions due to the increased size of the Company due to the acquisitions in fiscal 2018 and includes: ACCO Brands Corporation, AptarGroup, Inc., CCL Industries, Inc., Cimpress N.V., Clearwater Paper Corporation, Grief, Inc., InnerWorkings, Inc., Intertape Polymer Group, KapStone Paper and Packaging Corporation, PH Glatfelter Co., Neenah Paper, Inc., Quad/Graphics, Inc., Silgan Holdings Inc., and Winpak Ltd. We seek to include companies with comparable revenues, assets, and enterprise value, and we sought to include as peers companies with significant global presence.

Peer group data is one consideration included in the Compensation Committee’s process of determining executive compensation for fiscal year 2018. The Compensation Committee uses the peer group data as general guidance, together with other information such as general business trends, the competitiveness of the markets in which we operate, individual performance, and its own discretion in setting overall executive compensation.

Salary reviews are generally conducted at the beginning of each fiscal year to compare each executive’s salary to the appropriate salary range. Merit based increases to salaries of executive officers are based on the Compensation Committee’s assessment of the individual’s performance. Both financial and, where appropriate, non-financial performance measures are considered in making salary adjustments. If an executive officer has responsibility for a business segment, this business segment’s financial results also are strongly considered.

Annual Incentive Cash Compensation

Multi-Color believes that among all elements of compensation to executive officers, annual cash incentives provide the most direct link between compensation levels and annual corporate performance. Typically, the Compensation Committee approves annual incentive performance goals at the beginning of each fiscal year. For fiscal year 2018, the potential incentive range (as a percentage of base salary) for Mr. Vinecombe was 0% to 97.5%; for Mr. Henry was 0% to 112.5%; for Mr. Rodato was 0% to 112.5%; and for Ms. Birkett, Mr. Buse and Mr. Cook was 0% to 75%, based on target incentives (as a percentage of base salary) of 65%, 75% and 50%, respectively. The performance goals include goals related to minimum operating profit and year-over-year growth in operating profit, excluding acquisitions made during the fiscal year. Operating profit for the purposes of the incentive calculation is defined as the operating profit used for U.S. GAAP reporting less the impact of acquisitions and acquisition-related expenses occurring during the year, and the impact of amortization expense.

For Mr. Vinecombe, Mr. Henry, Mr. Rodato and Ms. Birkett, their performance goals are based on total company performance; Mr. Buse and Mr. Cook’s goals are based on the rollup of specific locations that they manage. For any of the executives to earn any cash incentive for fiscal year 2018, the Company’s minimum operating profit as a percentage to sales must have exceeded 10%, excluding acquisitions made during the fiscal year. Once this threshold is met, executives are eligible to receive between 0% and 150% of their target incentives as follows: 0% for less than 5% growth year-over-year; 50% for 5% growth year-over-year; 100% for 10% growth year-over-year; and 150% for 15% growth year-over-year, excluding acquisitions made during the fiscal year. Where year-over-year growth is between these thresholds, incentive amounts are pro-rated on a straight-line basis.

The Compensation Committee believes that the degree of difficulty of the targets is significant and reasonable given the business environment and related factors. The Compensation Committee also believes that the target levels are appropriate and do not encourage unnecessary or excessive risk-taking.

For fiscal year 2018, the only named executive officer who earned a cash incentive payment was Mr. Buse who earned 121.5% of his 50% target incentive.    Multi-Color did not pay any cash incentive compensation to any other named executive officer because the Company did not achieve 5% organic growth year-over-year.

Long-Term Incentive Compensation

Multi-Color maintains incentive plans which authorize the issuance of stock options, restricted stock, restricted stock units and stock appreciation rights. These awards are designed to align the interests of executives with those of shareholders. Because stock options only have an intrinsic value if the value of Multi-Color’s Common Stock increases, they encourage actions that enhance long-term shareholder value. Multi-Color believes that restricted stock, restricted stock units and stock appreciation rights awards similarly stimulate pride in ownership and motivate employees and executives to commit themselves to our performance and increasing shareholder value.

Multi-Color’s 2012 Stock Incentive Plan (the “2012 Plan”) is the principal means by which long-term incentive compensation is provided for key officers and employees of Multi-Color and the interests of these persons are brought more closely into tandem with the interests of shareholders. The 2012 Plan is administered by the Compensation Committee. The 2012 Plan prohibits us from repricing stock options absent shareholder approval, for example, by decreasing the exercise price of outstanding options or exchanging outstanding options for new options with a lower exercise price.

Options granted under the 2012 Plan contain such terms and conditions as are established by the Board at the time of the grant. Options currently granted to employees generally have ten year terms and vest ratably over three to five years. The options fully vest upon a change in control.

When they are awarded, stock options are generally awarded near the beginning of each fiscal year to certain executives and other designated employees. The exercise price for these grants is equal to the fair market value of Multi-Color’s Common Stock on the date when the Compensation Committee approves the grant, which is the closing price on the NASDAQ Global Select Market on the date of grant. The total number of shares allocated for annual grants is generally equal to one percent of the aggregate number of outstanding shares. As stock options are expensed in accordance with FASB ASC Topic 718, the Company considers the impact of the expense on earnings as one factor in determining the amount of total annual option grants.

For fiscal year 2018, Mr. Vinecombe was awarded 1,164 time based restricted shares. Ms. Birkett was awarded the opportunity to earn from 1,921 to 5,763 of performance-based restricted stock units (RSUs) based on meeting the Performance RSU goals, and 1,281 time based restricted shares. Mr. Buse was awarded the opportunity to earn from 1,834 to 5,501 of performance-based RSUs based on meeting the Performance RSU goals, and 1,222 time based restricted shares.    Mr. Rodato was awarded the opportunity to earn from 2,619 to 7,858 of performance-based RSUs based on meeting the Performance RSU goals and 1,746 time based restricted shares. Mr. Cook was awarded 4,000 stock options.

For Mr. Rodato, Ms. Birkett, and Mr. Buse, the performance-based RSUs are earned as follows:

Performance RSU Goals	<Threshold	Threshold	Target	Max

Three-year compound annualized Core EPS Growth	<5.0%	5.0%	10.0%	15.0%

Earned as % of Target RSU’s	0%	50%	100%	150%

For fiscal year 2019, Mr. Vinecombe was awarded 1,441 time based restricted shares.    Ms. Birkett was awarded the opportunity to earn from 2,841 to 8,523 of performance-based restricted stock units (RSUs) based on meeting the Performance RSU goals, and 1,894 time based restricted shares. Mr. Buse was awarded the opportunity to earn from 2,357 to 7,071 of performance-based RSUs based on meeting the Performance RSU goals, and 1,571 time based restricted shares.    Mr. Henry was awarded the opportunity to earn from 5,682 to 17,045 of performance-based RSUs based on meeting the Performance RSU goals and 3,788 time based restricted shares. Mr. Cook was awarded the opportunity to earn from 2,273 to 6,818 of performance-based RSUs based on meeting the Performance RSU goals, and 1,515 time based restricted shares.

Retirement and Other Benefit Programs

In general, Multi-Color provides the same benefit programs to most full-time employees within the Company, including a defined contribution 401(k) plan. The Company matches $.50 for every $1 contributed on the first 6% of eligible pay.

Employment Agreements

Effective January 1, 2016, Nigel Vinecombe stepped down from his position as President and Chief Executive Officer and was elected Executive Chairman of the Board. Vadis Rodato, formerly Chief Operating Officer for Wine & Spirits, was elected President and Chief Executive Officer, a role in which he served until

January 1, 2018. David Buse, formerly President of North America Wine & Spirits, was elected Chief Operating Officer for Wine & Spirits. Michael J. Henry, formerly EVP Labels of a subsidiary of Constantia Flexibles International GmbH prior to its acquisition by the Company, was elected Chief Executive Officer-Elect on November 1, 2017 and was appointed CEO on January 1, 2018. In connection with these transitions the Company entered into new employment agreements with these executives.

The following description of employment agreements is qualified to the text of each employment agreement as filed with our reports with the Securities and Exchange Commission.

Vinecombe Agreement

Mr. Vinecombe’s agreement provides for: (i) an annual base salary of $400,000, subject to annual review by the Committee; (ii) eligibility to participate in the Company’s annual management incentive compensation program, with a bonus target of 65% of annual base salary and a bonus range between 32.5% and 97.5% of annual base salary; and (iii) during the term of the Agreement, beginning with fiscal year 2017, restricted stock awards with a value of $100,000 on an annual basis.

Mr. Vinecombe’s agreement provides for the payment of benefits upon termination of employment under specified circumstances. The agreement also includes confidentiality and non-competition covenants.

Henry Agreement

Effective November 1, 2017, the Company entered into an Employment Agreement with Mr. Henry to serve as the Chief Executive Officer-Elect of MCC. Mr. Henry was appointed Multi-Color’s President and Chief Executive Officer effective January 1, 2018. Mr. Henry’s agreement provides for: (i) an annual base salary of US $1,000,000 to be paid in British pounds, subject to annual review by the Committee; (ii) eligibility to participate in the Company’s annual management incentive compensation program, with a bonus target of 75% of annual base salary and a bonus range between 37.5% and 112.5% of annual base salary; (iii) during the term of the agreement, restricted stock or stock option awards as may be determined by the Board or its committees from time to time, and (iv) eligibility to participate in the Company’s welfare and certain benefit plans to the extent generally applicable to other executives of the Company, as well as a car allowance, vacation time and certain indemnification as permitted by applicable law.

Mr. Henry’s agreement also provides for the payment of benefits upon termination of employment under specified circumstances. The agreement also includes confidentiality and non-competition covenants.

Rodato Agreement

Mr. Rodato’s agreement provides for: (i) an annual base salary of $600,000, subject to annual review by the Committee; (ii) eligibility to participate in the Company’s annual management incentive compensation program, with a bonus target of 75% of annual base salary and a bonus range between 37.5% and 112.5% of annual base salary; (iii) during the term of the agreement, restricted stock or stock option awards as may be determined by the Board or its committees from time to time, and (iv) eligibility to participate in the Company’s welfare and certain benefit plans to the extent generally applicable to other executives of the Company, as well as a car allowance, vacation time and certain indemnification as permitted by applicable law.

Mr. Rodato’s agreement provides for the payment of benefits upon termination of employment under specified circumstances. The agreement also includes confidentiality and non-competition covenants.

Mr. Rodato retired from the Company on March 31, 2018.

Buse Agreement

Mr. Buse’s agreement provides for: (i) an annual base salary of $400,000, subject to annual review by the Committee (which has increased to $420,000); (ii) eligibility to participate in the Company’s annual management incentive compensation program, with a bonus target of 50% of annual base salary and a bonus range between 25% and 75% of annual base salary; (iii) during the term of the agreement, restricted stock or stock option awards as may be determined by the Board or its committees from time to time, and (iv) eligibility to participate in the Company’s welfare and certain benefit plans to the extent generally applicable to other executives of the Company, as well as a car allowance, vacation time and certain indemnification as permitted by applicable law.

Mr. Buse’s agreement provides for the payment of benefits upon termination of employment under specified circumstances. The agreement also includes confidentiality and non-competition covenants.

Birkett Agreement

On July 1, 2014, the Company entered into an employment agreement with Ms. Birkett. Ms. Birkett’s agreement continues until terminated in accordance with its terms. Ms. Birkett’s employment under the agreement may be terminated at will, at any time, by the Company or Ms. Birkett, with or without cause.

Ms. Birkett’s agreement provides for: (i) an annual base salary of $400,000, subject to annual review by the Committee (which has increased to $500,000); (ii) eligibility to participate in the Company’s annual management incentive compensation program, with a bonus target of 50% of annual base salary and a bonus range between 25% and 75% of annual base salary; (iii) during the term of the agreement, restricted stock or stock option awards, and (iv) eligibility to participate in the Company’s welfare and certain benefit plans to the extent generally applicable to other executives of the Company, as well as a car allowance, vacation time and certain indemnification as permitted by applicable law.

Ms. Birkett’s agreement includes payment of certain relocation expenses if Ms. Birkett’s employment is terminated for any reason, whether for cause, good reason, or due to death or disability, upon which the Company will reimburse Ms. Birkett for reasonable out-of-pocket costs and expenses to return Ms. Birkett and her family, and their household goods, to Australia.

Ms. Birkett’s agreement also provides for the payment of benefits upon termination of employment under specified circumstances. The agreement also includes confidentiality and non-competition covenants.

Cook Agreement

Effective February 1, 2018, the Company entered into an employment agreement, which provides for: (i) an annual base salary of $400,000, subject to annual review by the Committee; (ii) eligibility to participate in the Company’s annual management incentive compensation program, with a bonus target of 50% of annual base salary and a bonus range between 25% and 75% of annual base salary; (iii) during the term of the agreement, restricted stock or stock option awards as may be determined by the Board or its committees from time to time, and (iv) eligibility to participate in the Company’s welfare and certain benefit plans to the extent generally applicable to other executives of the Company, as well as a car allowance, vacation time and certain indemnification as permitted by applicable law.

Mr. Cook’s agreement provides for the payment of benefits upon termination of employment under specified circumstances. The agreement also includes confidentiality and non-competition covenants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee are officers or employees, or former officers or employees of Multi-Color. No interlocking relationship exists between the members of Multi-Color’s Board or Compensation Committee and the board of directors or compensation committee of any other company.

COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE REPORT

The Compensation and Organization Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Organization Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Organization Development Committee

Ari J. Benacerraf (Chairman)

Alexander Baumgartner

Robert R. Buck

Robert W. Kuhn

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth certain information concerning compensation of the Company’s named executive officers for the fiscal years ended March 31, 2018, 2017 and 2016.

Year	Salary	Stock Awards (1)	Stock Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other (4)	Total
Nigel A. Vinecombe, Executive Chairman of the Board (5)
2018	$400,000	$100,000	---	$---	$1,121	$501,121
2017	$400,000	$100,000	---	---	$1,355	$501,355
2016	$706,154	$1,000,000	---	---	$6,944	$1,713,098
Michael J. Henry, President and Chief Executive Officer (6)
2018	$333,374	$---	---	$---	$9,273	$342,647
Vadis A. Rodato, President and Chief Executive Officer (7)
2018	$600,000	$600,000	---	$---	$131,625	$1,331,625
2017	$600,000	$450,000	---	$170,250	$18,126	$1,238,376
2016	$523,462	$500,000	---	---	$14,141	$1,037,603
Sharon E. Birkett, Vice President, Chief Financial Officer and Secretary
2018	$443,077	$440,000	---	$---	$15,794	$898,871
2017	$400,000	$300,000	---	---	$15,106	$715,106
2016	$400,000	$400,000	---	---	$14,431	$814,431
David G. Buse, Chief Operating Officer Wine & Spirits (8)
2018	$414,615	$420,000	---	$215,879	$15,623	$1,066,117
2017	$400,000	$300,000	---	---	$14,810	$714,810
2016	$325,237	---	$72,408	$58,707	$15,617	$471,969
Michael D. Cook, Chief Operating Officer Consumer Product Goods (9)
2018	$395,660	---	$112,318	$---	$14,635	$522,613

(1)    This column represents the fair market value on the date of grant of restricted stock and restricted stock unit grants computed in accordance with FASB ASC Topic 718.

(2)    For additional information on the valuation assumptions with respect to the 2018 and 2016 grants, please refer to note 15 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2018 filed with the SEC. These amounts reflect the fair market value on the date of grant computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be recognized by the named executive officers or the amount of expense that was recognized in the above years in the Company’s consolidated statement of income.

(3)    Non-Equity Incentive Plan Compensation was based on the achievement by the named executive officer of performance targets established by the Compensation Committee, as described above in “Compensation Discussion and Analysis - Annual Incentive Bonus Compensation.”

(4)    For Mr. Vinecombe, this column reflects a dividend and interest payment on restricted shares. For Mr. Rodato, this column reflects gross ups in wages made on Mr. Rodato’s behalf related to tax corrections for income earned in prior years, a car allowance, a dividend and interest payment on restricted shares, and 401(k) matching contributions. For Ms. Birkett, this column reflects a car allowance, a dividend and interest payment on restricted shares, and 401(k) matching contributions. With respect to Messrs. Buse and Cook, this column reflects a car allowance and 401(k) matching contributions.

(5)    Mr. Vinecombe became the Executive Chairman of the Board on January 1, 2016.

(6)    Mr. Henry became President and Chief Executive Officer on January 1, 2018.

(7)    Mr. Rodato became Chief Operating Officer on April 1, 2014 and President and Chief Executive Officer on January 1, 2016. He retired on March 31, 2018.

(8)    Mr. Buse became a Chief Operating Officer on January 1, 2016. He previously served the Company as President of North America Wine and Spirits.

(9)    Mr. Cook became a Chief Operating Officer on February 1, 2018. He previously served the Company as President of North America Consumer Product Goods.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards made to the Company’s named executive officers for the fiscal year ended March 31, 2018.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Restricted Stock Awards; Number of Securities	Restricted Stock Unit Awards; Number of Securities	Grant Date Fair Value (1)
		Threshold $	Target $	Maximum $

Nigel A. Vinecombe	5/31/2017	$130,000	$260,000	$390,000	1,164	---	$100,000

Michael J. Henry	---	$---	$---	$---	---	---	---

Vadis A. Rodato	5/31/2017	$225,000	$450,000	$675,000	1,746	5,239	$600,000

Sharon E. Birkett	5/31/2017	$111,250	$222,500	$333,750	1,281	3,842	$440,000

David G. Buse	5/31/2017	$103,750	$207,500	$311,250	1,222	3,667	$420,000

Michael D. Cook	---	$	$		$---	---	---

(1)    This column represents the fair market value on the date of grant of restricted stock and restricted stock unit grants computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards

The following table provides information concerning the holdings of stock options and restricted shares by the named executive officers as of March 31, 2018. This table includes options which are vested but have not been exercised and unvested options. All unvested options vest ratably over five years commencing on the first anniversary of the date of grant. All unvested restricted stock vests ratably over three years commencing on the first anniversary of the date of grant.

Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Unvested Restricted Shares and Restricted Share Units	Market Value of Unvested Restricted Shares and Restricted Share Units
Nigel A. Vinecombe
6/04/2015	---	---	---	---	1,301	$85,931
5/24/2016	---	---	---	---	1,089	$71,928
5/31/2017	---	---	---	---	1,164	$76,882
Michael J. Henry
---	---	---	---	---	---	---
Vadis A. Rodato (1)
5/05/2010	700	---	$12.31	5/05/2020	---	---
5/12/2011	1,600	---	$23.35	5/12/2021	---	---
5/22/2012	2,400	---	$19.17	5/22/2022	---	---
5/16/2013	3,200	---	$28.09	5/16/2023	---	---
4/01/2014	7,500	---	$35.98	4/01/2024	---	---
5/24/2016	---	---	---	---	4,903	$323,843
5/31/2017	---	---	---	---	1,746	$115,323
Sharon E. Birkett
8/11/2010	8,500	---	$13.31	8/11/2020	---	---
5/12/2011	5,000	---	$23.35	5/12/2021	---	---
5/22/2012	5,000	---	$19.17	5/22/2022	---	---
5/16/2013	4,000	1,000	$28.09	5/16/2023	---	---
5/21/2014	3,000	2,000	$34.15	5/21/2024	---	---
6/04/2015	---	---	---	---	520	$34,346
5/24/2016	---	---	---	---	4,903	$323,843
5/31/2017	---	---	---	---	5,123	$338,374
David G. Buse
5/16/2013	---	800	$28.09	5/16/2023	---	---
6/19/2014	900	1,800	$37.86	6/19/2024	---	---
6/29/2015	1,200	1,800	$61.50	6/29/2025	---	---
5/24/2016	---	---	---	---	4,903	$323,843
5/31/2017	---	---	---	---	4,889	$322,918
Michael D. Cook
5/05/2010	3,500	---	$12.31	5/05/2020	---	---
5/31/2012	3,500	---	$18.53	5/31/2022	---	---
6/12/2013	800	800	$30.00	6/12/2023	---	---
6/19/2014	---	1,600	$37.86	6/19/2024	---	---
6/29/2015	1,600	2,400	$61.50	6/29/2025	---	---
6/16/2017	---	4,000	$85.90	6/16/2027	---	---

(1)    Mr. Rodato retired from the Company effective March 31, 2018, and all his outstanding stock options and restricted stock vested upon his retirement.

Option Exercises and Vesting of Restricted Shares

The following table provides information concerning the stock option exercises and restricted stock and restricted share unit vesting by the named executive officers during the fiscal year ended March 31, 2018.

	Option Awards		Stock Awards
Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercises ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Nigel A. Vinecombe	40,000	$3,170,000	8,920	$630,042
Michael J. Henry	---	---	---	---
Vadis A. Rodato	---	---	5,682	$427,033
Sharon E. Birkett	5,000	$432,250	3,096	$214,969
David G. Buse	3,400	$292,060	---	---
Michael D. Cook	800	$60,200	---	---

(1)    Calculated by multiplying the number of shares acquired on exercise by the closing price of Multi-Color common stock on the date of exercise.

(2)    Calculated by multiplying the number of shares acquired on vesting/release by the closing price of Multi-Color common stock on the date of vesting/release.

Potential Payments Upon Termination or Change in Control

The following table shows potential payments to the named executive officers under existing contracts, plans or arrangements, for various scenarios involving a termination of employment, assuming a March 31, 2018 termination date. The named executive officers would receive no payments upon termination for cause.

Termination Reason	Severance	Acceleration of Unvested Stock Options (2) (3)	Acceleration of Restricted Stock (2)	Benefits	Total
Nigel A. Vinecombe
Termination by Company without Cause or by Executive for Good Reason	---	---	$234,741	$8,878	$243,619
Executive terminates without Good Reason but through a retirement plan acceptable to Company, or for Death or Disability	---	---	$234,741	---	$234,741

Michael J. Henry
Termination by Company without Cause or by Executive for Good Reason	$1,000,000	$---	$---	$592	$1,000,592
Executive terminates without Good Reason but through a retirement plan acceptable to the Company, or for Death or Disability	$---	$---	$---	$---	$---
Sharon E. Birkett (1)
Termination by Company without Cause or by Executive for Good Reason	$500,000	$101,760	$696,563	$1,974	$1,300,297
Executive terminates without Good Reason but through a retirement plan acceptable to the Company, or for Death or Disability	$---	$101,760	$696,563	$---	$798,323
David G. Buse
Termination by Company without Cause or by Executive for Good Reason	$420,000	$89,300	$646,761	$22,241	$1,178,302
Executive terminates without Good Reason but through a retirement plan acceptable to Company, or for Death or Disability	$---	$89,300	$646,761	$---	$736,061
Michael D. Cook
Termination by Company without Cause or by Executive for Good Reason	$400,000	$84,864	$---	$23,687	$508,551
Executive terminates without Good Reason but through a retirement plan acceptable to the Company, or for Death or Disability	$---	$84,864	$---	$---	$84,864

(1)    Ms. Birkett’s compensatory arrangement also includes, in the event of her termination by the Company or by her for any reason, repatriation by the Company of her family and their household goods back to Australia.

(2)    Accelerated vesting of stock options and restricted stock except as prohibited in the applicable plan.

(3)    Excludes 4,000 options for Mr. Cook that are out-of-the money at March 31, 2018.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.

Vadis A. Rodato served as our CEO until December 31, 2017, when Michael J. Henry succeeded him to the position upon Mr. Rodato’s retirement. We have estimated the total annual compensation for fiscal 2018 for the Chief Executive Officer as follows:

CEO	Quarter	Salary	Stock Options[1]	Non-Equity Incentive Plan Compensation[2]	All Other	Total
Vadis A. Rodato	Q1-Q3	$461,538	$56,030	$170,250	$14,116	$701,934
Michael J. Henry	Q4	250,000	---	---	5,352	$255,352
Total		$711,538	$56,030	$170,250	$19,468	$957,286

(1)    Stock option expense per payroll records for fiscal 2018.

(2)    Fiscal 2017 bonus paid in 2018.

We selected January 1, 2018 as our determination date and used this date to identify the population of employees to be included in our calculations. As allowed under the pay ratio rules, because these acquisitions became effective in fiscal 2018, we have excluded approximately 3,131 employees (38.7% of total headcount) related to the Constantia Labels, Gewa Etiketten, and Tanzania Printers acquisitions in the following countries: US (357), Australia (96), Belgium (528), Canada (20), China (62), France (184), Germany (530), Indonesia (76), Malaysia (170), Mexico (304), Philippines (16), Romania (98), South Africa (391), Vietnam (85), and Wales (214). In accordance with the SEC’s de minimis exemption under Item 402(u) of Regulation S-K, we also elected to exclude 134 employees in Thailand and 8 employees related to our start-up operation in New Zealand (1.8% of total headcount). After giving effect to these exclusions, we included 4,827 employees in our calculations to identify the Company’s median employee. This population consisted of our full-time and part-time employees. It did not include temporary workers or individuals classified as independent contractors.

To identify the median employee from this employee population, we selected total annual compensation as of January 1, 2018, calculated based upon payroll records from calendar year 2017. Compensation in foreign currencies was converted to US dollars using the average exchange rates for the calendar year ended December 31, 2017.

The total annual compensation for the median employee, calculated in the same manner as the CEO’s was $37,823. As a result, the estimate of the ratio of the CEO’s total annual compensation to the total annual compensation of the median employee is approximately 25:1.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In determining the compensation for the directors, the Company considers the abilities required as well as the amount of time the directors expend fulfilling their duties to the Company.

Annual Retainers and Meeting Fees

Each non-employee director receives a retainer of $6,250 per quarter, $1,800 for each Board, Audit Committee or Nominating Committee meeting attended in person, $1,100 for each Compensation Committee meeting attended in person and $500 for each telephonic Board meeting and committee meeting. Additional annual fees are paid to the Chair of the Nominating Committee, the Chair of the Compensation Committee, and the Chair of the Audit Committee in the amount of $5,000, $5,000, and $7,500, respectively. Directors who are employees of the Company do not receive any additional compensation for serving as a director.

Annual Equity Grant

Pursuant to the 2012 Plan, each non-employee director receives an annual grant of restricted shares. Each non-employee director serving at the time was granted 772 restricted shares of Multi-Color’s Common Stock on October 2, 2017. The restricted shares vest ratably over three years. The number of restricted shares granted to each non-employee director annually is the number of shares with an aggregate fair market value equal to $65,000 at the time of grant. The Compensation Committee could exercise its discretion in the future to grant non-qualified stock options (with a fair value equal to $65,000) to non-employee directors in lieu of restricted shares, or to grant a combination of stock options and restricted shares (with an aggregate fair value equal to $65,000). In addition, the Compensation Committee has the authority to increase the grant amount annually by no more than 10% of the amount of the previous year’s award, provided, however, that the fair value of the annual grant may not exceed $100,000.

Summary of Director Compensation

The table below summarizes compensation paid by the Company to non-employee directors for the year ended March 31, 2018.

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Alexander Baumgartner (3)	$8,050	-	$8,050
Ari J. Benacerraf (4)	$40,100	$65,000	$105,100
Robert R. Buck	$35,400	$65,000	$100,400
Charles B. Connolly	$39,000	$65,000	$104,000
Robert W. Kuhn	$22,750	$65,000	$87,750
Simon T. Roberts (4)(5)	$25,150	$65,000	$90,150
Matthew M. Walsh	$16,250	-	$16,250

(1)    Nigel A. Vinecombe, Executive Chairman of the Board, and Michael J. Henry, President and Chief Executive Officer, are not included in this table because they are employees of the Company and received no additional compensation for their services as directors. Vadis A. Rodato, former President and Chief Executive Officer, is not included in this table because he was an employee of the Company through March 31, 2018 and received no additional compensation for his services as director. Effective April 1, 2018, he is a non-employee director.

(2)    This column represents the fair market value on the date of grant of restricted stock grants computed in accordance with FASB ASC Topic 718.

(3)    Cash compensation for Board services provided by Mr. Baumgartner is paid to Constantia Flexibles Holding GmbH.

(4)    Compensation for Board services provided by Messrs. Benacerraf and Roberts is paid to Diamond Castle Holdings, LLC.

(5)    Restricted stock awards vest over three years; therefore, the fiscal 2018 award was forfeited upon Simon Roberts’ retirement from the Board on October 31, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires Multi-Color’s executive officers, directors and persons who own more than 10% of a registered class of Multi-Color’s equity securities to file reports of ownership and changes in ownership. Based on a review of such forms, Multi-Color believes that during the last fiscal year, all of its executive officers, directors and ten percent shareholders complied with the Section 16 reporting requirements.

PROPOSALS OF SHAREHOLDERS FOR 2019 ANNUAL MEETING

In order for a shareholder proposal to be included in Multi-Color’s proxy statement for presentation at next year’s annual meeting, it must be received in writing, by the Secretary of Multi-Color at its principal executive offices, 4053 Clough Woods Drive, Batavia, Ohio 45103, no later than March 1, 2019. For any proposal not submitted for inclusion in the proxy statement, but sought to be presented directly at next year’s meeting, SEC rules permit management to vote proxies in its discretion if Multi-Color receives notice of the proposal by May 15, 2019 and advises shareholders in the proxy statement about the nature of the matter and how management intends to vote on such matter. If there is a change in the anticipated date of next year’s annual meeting (or this deadline) by more than 30 days, we will notify you of this change through our Form 10-Q filings or by any other practicable means. Shareholders may submit proposed nominees for director to the Nominating Committee for consideration. See “Corporate Governance and Board Matters - Director Nomination Process.”

ANNUAL REPORT

Our Notice of Internet Availability of Proxy Materials includes instructions for viewing our Annual Report on Form 10-K for the year ended March  31, 2018 on the Internet or requesting a paper copy.

QUESTIONS

If you have questions or need more information about the annual meeting, call us at (513) 381-1480 or write to:

Sharon E. Birkett

Vice President, Chief Financial Officer and Secretary Multi-Color Corporation

4053 Clough Woods Drive Batavia, Ohio 45103

For information about your record holdings, please call Computershare Investor Services at 1-888-294-8217. We also invite you to visit Multi-Color’s website at www.mcclabel.com. Information contained on this website is not part of this proxy solicitation.

ANNEX A–AMENDMENT TO 2012 STOCK INCENTIVE PLAN

The following is the proposed amendment to Section 6.1(c)(i) of the Multi-Color Corporation Amended and Restated 2012 Stock Incentive Plan:

Grants. Subject to the terms and provisions of the Plan, Restricted Shares and Restricted Share Units may be granted to Participants in such number and upon such terms and conditions as the Committee determines. Restricted Shares will be registered in the name of the Participant and deposited with the Company or its agent in certificated or book-entry form. The Committee shall grant Restricted Shares to each Non-Employee Director annually with the first such grant to be effective on the Effective Date. The number of Restricted Shares granted to each Non-Employee Director each year shall be the number of Common Shares equal to the Award Value divided by the Fair Market Value of a Common Share on the date of grant. Notwithstanding the foregoing, the Committee may grant Stock Options in lieu of or in addition to Restricted Shares. The Committee shall have the authority to establish the Award Value annually; provided, however, that the Award Value may not exceed $150,000 for any year. Unless otherwise determined by the Committee, the restrictions on transfer with respect to Restricted Shares granted to Non-Employee Directors shall lapse as follows: (i) on the first anniversary of the date of grant with respect to one-third of the Restricted Shares; (ii) on the second anniversary of the date of grant with respect to an additional one-third of the Restricted Shares; and (iii) and on the third anniversary of the date of grant with respect to the remaining one-third of the Restricted Shares.

A-1

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Important Notice Regarding the Availability of Proxy Materials for the

Multi-Color Corporation Annual Meeting of Shareholders to be Held on August 8, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are shown on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report to Shareholders on Form 10-K are available at:

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Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before July 13, 2018 to facilitate timely delivery.

Shareholder Meeting Notice

Multi-Color Corporation’s Annual Meeting of Shareholders will be held at 10:30 a.m., Eastern Time, on August 8, 2018 at the Multi-Color Corporate Offices, 4053 Clough Woods Drive, Batavia, Ohio 45103.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR all of the director nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors: 01 - Alexander Baumgartner, 02 - Ari J. Benacerraf, 03 - Robert R. Buck, 04 - Charles B. Connolly, 05 - Michael J. Henry, 06 - Robert W. Kuhn, 07 - Roland Lienau, 08 - Vadis A. Rodato, 09 - Nigel A. Vinecombe

2.	Ratification of the appointment of Grant Thornton LLP as Multi-Color’s independent registered public accountants for the fiscal year ending March 31, 2019.

3.	Advisory vote to approve compensation of named executive officers.

4.	Approval of amendment to the 2012 Stock Incentive Plan.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go to www.envisionreports.com/LABL and vote online or by telephone, or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern Time, on August 8, 2018. If you hold shares under Multi-Color’s 401(k) plan, your voting instructions for those shares must be received by 1:00 a.m. Eastern Time, on August 3, 2018.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options described below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions shown below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

à	Internet – Go to www.envisionreports.com/LABL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

à	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

à	Email – Send an email to investorvote@computershare.com with “Proxy Materials Multi-Color Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 13, 2018.

02VB8D

MULTI-COLOR CORPORATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on August 8, 2018.

If you hold shares under Multi-Color’s 401(k) plan, your voting instructions for these shares must be received by 1:00 a.m. Eastern Time, on August 3, 2018.

Vote by Internet
• Go to www.envisionreports.com/LABL • Or scan the QR code with your smartphone. • Follow the steps outlined on the secure website.

Vote by telephone

  •   Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.

  •  Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

  •   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

+

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Alexander Baumgartner	☐	☐	☐	02 - Ari J. Benacerraf	☐	☐	☐	03 - Robert R. Buck	☐	☐	☐

04 - Charles B. Connolly	☐	☐	☐	05 - Michael J. Henry	☐	☐	☐	06 - Robert W. Kuhn	☐	☐	☐

07 - Roland Lienau	☐	☐	☐	08 - Vadis A. Rodato	☐	☐	☐	09 - Nigel A. Vinecombe	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the appointment of Grant Thorton LLP as Multi-Color’s independent registered public accountants for the fiscal year ending March 31, 2019.	☐	☐	☐	3.	Advisory vote to approve compensation of named executive officers.	☐	☐	☐

4.	Approval of amendment to the 2012 Stock Incentive Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Multi-Color Corporation

Meeting Date: Wednesday, August 8, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nigel A. Vinecombe and Sharon E. Birkett, and each of them, as proxies of the undersigned, each with full power of substitution and re-substitution and authorizes them to represent and to vote all shares of common stock of Multi-Color Corporation which the undersigned would be entitled to vote and all shares as to which the undersigned has the right to give voting instructions under the Multi-Color Corporation 401(k) Plan or any other Multi-Color Corporation plan or trust at the Annual Meeting of Shareholders of Multi-Color Corporation to be held on Wednesday, August 8, 2018 at 10:30 a.m. Eastern Time at the Multi-Color Corporate Offices, 4053 Clough Woods Drive, Batavia, Ohio 45103, and any postponement or adjournment of such meeting on the matters specified on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.